PROSPECTUS SUPPLEMENT
(To Prospectus Dated July ___, 1996)
                                  $250,000,000
                        IMC HOME EQUITY LOAN TRUST 1996-3
                         INDUSTRY MORTGAGE COMPANY, L.P.
[Logo]                         Seller and Servicer
                              IMC SECURITIES, INC.
                                    Depositor

         The IMC Home Equity Loan Pass-Through Certificates, Series 1996-3 (the "Certificates") will consist of (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates (collectively, the "Class A Certificates"), and (ii) a residual Class of Certificates (the "Class R Certificates"). Only the Class A Certificates are offered hereby.

         For a discussion of significant matters affecting investment in the Certificates, see "Risk Factors" beginning on page S-___ herein, "Prepayment and Yield Considerations" beginning on page S-___ herein and "Risk Factors" beginning on page ___ in the Prospectus.

         The Certificates represent undivided ownership interests in a pool of fixed rate home equity loans (the "Home Equity Loans") held by IMC Home Equity Loan Trust 1996-3 (the "Trust"), which are secured by first and second lien mortgages or deeds of trust primarily on one- to four-family residential properties. The Class A Certificates also represent undivided ownership interests in all interest and principal due under the Home Equity Loans after July 1, 1996 (the "Cut-Off Date"), security interests in the properties which secure the related Home Equity Loans (the "Properties"), the Insurance Policy, funds on deposit in certain trust accounts, and certain other property.

         Simultaneously with the issuance of the Certificates, the Seller will obtain from Financial Security Assurance Inc. (the "Certificate Insurer") a certificate guaranty insurance policy (the "Insurance Policy") in favor of the Trustee. The Insurance Policy will require the Certificate Insurer to make certain Insured Payments (as defined herein) on the Class A Certificates.

                                     [Logo]

                                                   (continued on following page)
THE CLASS A CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SERVICER, EXCEPT
    AS DESCRIBED HEREIN, THE CERTIFICATE INSURER OR ANY OF THEIR AFFILIATES.
           NEITHER THE CLASS A CERTIFICATES NOR THE HOME EQUITY LOANS
              ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.
                              ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
         THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ---------------------
 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

====================================================================================================================================
                                  Initial
                                Certificate
                                 Principal        Pass-Through          Price to            Underwriting           Proceeds to
                                  Balance             Rate             Public (1)             Discount           Depositor(1)(2)
- ------------------------------------------------------------------------------------------------------------------------------------
Per Class A-1 Certificate...         $                %                  %                    %                      %
- ------------------------------------------------------------------------------------------------------------------------------------
Per Class A-2 Certificate...         $                %                  %                    %                      %
- ------------------------------------------------------------------------------------------------------------------------------------
Per Class A-3 Certificate...         $                %                  %                    %                      %
- ------------------------------------------------------------------------------------------------------------------------------------
Per Class A-4 Certificate...         $                %                  %                    %                      %
- ------------------------------------------------------------------------------------------------------------------------------------
Per Class A-5 Certificate...         $                %                  %                    %                      %
- ------------------------------------------------------------------------------------------------------------------------------------
Per Class A-6 Certificate...         $                %                  %                    %                      %
- ------------------------------------------------------------------------------------------------------------------------------------
Per Class A-7 Certificate...         $                %                  %                    %                      %
- ------------------------------------------------------------------------------------------------------------------------------------
       Total................   $250,000,000
====================================================================================================================================

(1)  Plus accrued interest, if any, from July 1, 1996.
(2)  Before deducting expenses, estimated to be $               .


The Class A Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Class A Certificates in book-entry form will be made through the facilities of The Depository Trust Company ("DTC") on or about the Closing Date.
- ---------------------
Bear, Stearns & Co. Inc.
                   NatWest Capital Markets Limited
                                        Nomura Securities International, Inc.
                                ---------------------
            The date of this Prospectus Supplement is July ___, 1996

       (cover continued from previous page)

       The Original Aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date was $____________________ (of which approximately ______% by principal balance are first liens and the remainder are second liens). The Home Equity Loans were originated or purchased by Industry Mortgage Company, L.P. (the "Seller" and "Servicer"). The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of July 1, 1996 among the Seller, the Servicer, IMC Securities, Inc. (the "Depositor") and The Chase Manhattan Bank, as Trustee (the "Trustee").


       The Pooling and Servicing Agreement provides that additional home equity loans (the "Subsequent Home Equity Loans") may be purchased by the Trust from the Depositor from time to time on or before July 31, 1996 from funds on deposit in the Pre-Funding Account. On the Closing Date (as defined below), an aggregate cash amount of $____________________ will be deposited with the Trustee in the Pre-Funding Account to be used to acquire Subsequent Home Equity Loans.

       Distributions of principal and interest will be distributed to holders (the "Owners") of the Certificates on the 25th day of each month (or, if such day is not a business day, the next following business day) beginning August 25, 1996 (each, a "Payment Date"). Interest will be passed through on each Payment Date to the Owners of the Class A Certificates based on the related Class A Certificate Principal Balance (as defined herein) at the Pass-Through Rate applicable to such Class of Certificates. The Pass-Through Rate for each Class of Class A Certificates is set out on the cover hereof.

       It is a condition to issuance that the Class A Certificates be rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

       The yield to investors on the Class A Certificates sold at prices other than par may be extremely sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Home Equity Loans, which may vary over time. See "Prepayment and Yield Considerations" herein and "Risk Factors" and "Yield, Prepayment and Maturity Considerations" in the Prospectus.

       An election will be made to treat certain assets of the Trust as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. As described more fully herein, the Class A Certificates will constitute "regular interests" in the REMIC. See "Federal Income Tax Consequences" herein.

       Prior to their issuance, there has been no market for the Class A Certificates nor can there be any assurance that one will develop, or if it does develop, that it will provide liquidity, or that it will continue for the life of the Class A Certificates. The Underwriters intend, but are not obligated, to make a market in the Class A Certificates.

                              ---------------------

       UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

       The Class A Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated July _____, 1996, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                              ---------------------

         For United Kingdom purchasers: The Class A Certificates may not be offered or sold in the United Kingdom other than to persons whose ordinary business is to buy or sell securities, whether as principal or agent (except in circumstances that do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulation 1995), and this Prospectus Supplement and the Prospectus may only be issued or passed on to any person in the United Kingdom if that person is of the kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1995.


       IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS A CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                              ---------------------

                                TABLE OF CONTENTS

                              Prospectus Supplement


                                                                      Page

SUMMARY OF TERMS.......................................................S-1

RISK FACTORS..........................................................S-12

THE SELLER AND SERVICER...............................................S-15
     General..........................................................S-15
     Credit and Underwriting Guidelines...............................S-16
     Delinquency, Loan Loss and Foreclosure Information...............S-17

THE DEPOSITOR.........................................................S-19

USE OF PROCEEDS.......................................................S-19

THE HOME EQUITY LOAN POOL.............................................S-19
     General..........................................................S-19
     Interest Payments on the Home Equity Loans.......................S-25

PREPAYMENT AND YIELD CONSIDERATIONS...................................S-25
     General..........................................................S-25
     Mandatory Prepayment.............................................S-25
     Projected Prepayment and Yield for Class A Certificates..........S-26
     Payment Lag Feature of Class A Certificates......................S-31

FORMATION OF THE TRUST AND TRUST PROPERTY.............................S-31

ADDITIONAL INFORMATION................................................S-31

DESCRIPTION OF THE CLASS A CERTIFICATES...............................S-32
     General..........................................................S-32
     Payment Dates....................................................S-32
     Distributions....................................................S-32
     Pre-Funding Account..............................................S-34
     Capitalized Interest Account.....................................S-35
         .............................................................S-35
     Book Entry Registration of the Class A Certificates..............S-35
     Assignment of Rights.............................................S-37

THE CERTIFICATE INSURER...............................................S-37
     General..........................................................S-37
     Reinsurance......................................................S-38

     Ratings of Claims-Paying Ability.................................S-38
     Capitalization...................................................S-38
     Incorporation of Certain Documents by Reference..................S-39
     Insurance Regulation.............................................S-39

CREDIT ENHANCEMENT....................................................S-39
     Insurance Policy.................................................S-39
     Overcollateralization Provisions.................................S-41

THE POOLING AND SERVICING AGREEMENT...................................S-43
     Covenant of the Seller to Take Certain Actions with Respect to the Home Equity Loans in Certain Situations...............S-43
     Assignment of Home Equity Loans..................................S-44
     Servicing and Sub-Servicing......................................S-45
     Removal and Resignation of Servicer..............................S-49
     The Trustee......................................................S-49
     Reporting Requirements...........................................S-49
     Removal of Trustee for Cause.....................................S-51
     Governing Law....................................................S-51
     Amendments.......................................................S-51
     Termination of the Trust.........................................S-51
     Optional Termination.............................................S-52

FEDERAL INCOME TAX CONSEQUENCES.......................................S-52
     REMIC Election...................................................S-52

ERISA CONSIDERATIONS..................................................S-53

RATINGS...............................................................S-54

LEGAL INVESTMENT CONSIDERATIONS.......................................S-55

UNDERWRITING..........................................................S-55

REPORT OF EXPERTS.....................................................S-56

CERTAIN LEGAL MATTERS.................................................S-57
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS...........................A-1




                                   Prospectus


                                                          Page

SUMMARY OF PROSPECTUS........................................................
RISK FACTORS.................................................................
DESCRIPTION OF THE CERTIFICATES..............................................
     General.................................................................
     Classes of Certificates.................................................
     Distributions of Principal and Interest.................................
     Book Entry Registration.................................................
     List Owners of Certificates.............................................
THE TRUSTS...................................................................
     Home Equity Loans.......................................................
     Mortgage-Backed Securities..............................................
     Other Mortgage Securities...............................................
CREDIT ENHANCEMENT...........................................................
SERVICING OF HOME EQUITY LOANS AND CONTRACTS.................................
     Payment on Home Equity Loans............................................
     Advances................................................................
     Collection and Other Servicing Procedures...............................
     Primary Mortgage Insurance..............................................
     Standard Hazard Insurance...............................................
     Title Insurance Policies................................................
     Claims Under Primary Mortgage Insurance Policies and Standard Hazard
         Insurance Policies; Other Realization Upon Default Loan.............
     Servicing Compensation and Payment of Expenses..........................
     Master Servicer.........................................................
ADMINISTRATION...............................................................
     Assignment of Mortgage Assets...........................................
     Evidence as to Compliance...............................................
     The Trustee.............................................................
     Administration of the Certificate Account...............................
     Reports.................................................................
     Forward Commitments; Pre-Funding........................................
     Servicer Events of Default..............................................
     Rights Upon Servicer Event of Default...................................
     Amendment...............................................................
     Termination.............................................................
USE OF PROCEEDS..............................................................

THE DEPOSITOR................................................................
CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS.................................
     General.................................................................
     Foreclosure.............................................................
     Soldiers' and Sailors' Civil Relief Act.................................
LEGAL INVESTMENT MATTERS.....................................................
ERISA CONSIDERATIONS.........................................................
FEDERAL INCOME TAX CONSEQUENCES..............................................
     Federal Income Tax Consequences for REMIC Certificates..................
     Taxation of Regular Certificates........................................
     Taxation of Residual Certificates.......................................
     Treatment of Certain Items of REMIC Income and Expense..................
     Tax-Related Restrictions on Transfer of Residual Certificate............
     Sale or Exchange of a Residual Certificate..............................
     Taxes That May Be Imposed on the REMIC Pool.............................
     Liquidation of the REMIC Pool...........................................
     Administrative Matters..................................................
     Limitations on Deduction of Certain Expenses............................
     Taxation of Certain Foreign Investors...................................
     Backup Withholding......................................................
     Reporting Requirements..................................................
     Federal Income Tax Consequences for Certificates as to
         Which No REMIC Election Is Made.....................................
     Standard Certificates...................................................
     Premium and Discount....................................................
     Stripped Certificates...................................................
     Reporting Requirements and Backup Withholding...........................
     Taxation of Certain Foreign Investors...................................
     Debt Securities.........................................................
     Taxation of Securities Classified as Partnership Interests..............
PLAN OF DISTRIBUTION.........................................................
LEGAL MATTERS................................................................
FINANCIAL INFORMATION........................................................

INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS...............................A-1

                                SUMMARY OF TERMS

         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index to Location of Principal Defined Terms" for the location of the definitions of certain capitalized terms.

Issuer:                             IMC  Home  Equity  Loan  Trust  1996-3  (the
                                    "Trust").

Certificates Offered:               $250,000,000    IMC   Home    Equity    Loan
                                    Pass-Through Certificates, Series 1996-3, to be issued in the following Classes (each, a "Class"):

                                    Initial Certificate           Pass-Through
                                    Principal Balance                 Rate               Class
                                    -----------------                 ----               -----

                                                                            %            Class A-1 Certificates
                                                                            %            Class A-2 Certificates
                                                                            %            Class A-3 Certificates
                                                                            %            Class A-4 Certificates
                                                                            %            Class A-5 Certificates
                                                                            %            Class A-6 Certificates
                                                                            %            Class A-7 Certificates

Depositor:                          IMC Securities,  Inc. (the  "Depositor"),  a
                                    Delaware corporation.

Seller and Servicer:                Industry   Mortgage   Company,   L.P.   (the
                                    "Seller"  and the  "Servicer"),  a  Delaware
                                    limited   partnership.   The   Seller's  and
                                    Servicer's  principal  executive offices are
                                    located at 3450 Buschwood Park Drive,  Suite
                                    250,  Tampa,   Florida  33618.  The  general
                                    partner  of  the  Seller  and   Servicer  is
                                    Industry Mortgage Corporation, a Delaware corporation.

Trustee: The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee"). The Trustee shall receive a fee equal to _____% per annum, payable monthly at one-twelfth the annual rate of the aggregate outstanding Loan balance of the Home Equity Loans.


Cut-Off Date:                       As of the close of  business on July 1, 1996
                                    (the "Cut-Off Date").

Closing Date:                       On or about July ___, 1996.

Description of the
Certificates Offered:               The   Class   A    Certificates    represent
                                    fractional  undivided interests in the Trust
                                    and have the rights described in the Pooling
                                    and Servicing  Agreement dated as of July 1,
                                    1996 among the  Depositor,  the Seller,  the
                                    Servicer and the Trustee (the  "Agreement").
                                    The Trust  assets  (not all of which will be
                                    included in the REMIC election) will include
                                    the home  equity  loans  (the  "Home  Equity
                                    Loans"),  all  interest  and  principal  due
                                    under the respective Home Equity Loans after
                                    the Cut-Off Date,  security interests in the
                                    properties  securing  such Home Equity Loans
                                    (the "Properties"),  funds on deposit in the
                                    Non-REMIC   Accounts   and   certain   other
                                    property. In addition to the foregoing,  the
                                    Depositor   shall   cause  the   Certificate
                                    Insurer to deliver the Insurance Policy to the Trustee for the benefit of the Owners of the Class A Certificates. See "Formation of the Trust and Trust Property" herein.

                                    On  the  Closing  Date,  an  aggregate  cash
                                    amount of $114,511.69 will be deposited in a
                                    trust  account  in the  name of the  Trustee
                                    (the "Pre-Funding  Account"). It is intended
                                    that additional Home Equity Loans satisfying
                                    the  criteria  specified  in the Pooling and
                                    Servicing  Agreement (the  "Subsequent  Home
                                    Equity  Loans")  will  be  purchased  by the
                                    Trust from the  Depositor  from time to time
                                    on or before  July 31,  1996  from  funds on
                                    deposit in the Pre-  Funding  Account.  As a
                                    result,  the aggregate  principal balance of
                                    the Home  Equity  Loans will  increase by an
                                    amount  equal  to  the  aggregate  principal
                                    balance of the Subsequent  Home Equity Loans
                                    so  purchased  and the  amount  in the  Pre-
                                    Funding      Account      will      decrease
                                    proportionately.


                                    As  described  below,  on the Closing  Date,
                                    cash  will be  deposited  in the name of the
                                    Trustee in the Capitalized  Interest Account
                                    (as   defined   herein).    Funds   in   the
                                    Capitalized Interest Account will be applied
                                    by  the  Trustee  to  cover   shortfalls  in
                                    interest   during  the  Funding  Period  (as
                                    described    herein    under    "Pre-Funding
                                    Account")    on   the   related    Class   A
                                    Certificates attributable to the provisions allowing for purchase of Subsequent Home Equity Loans after the Cut-Off Date.

Other Certificates:                 In addition to the Class A Certificates, the
                                    Trust will  issue,  pursuant  to the Pooling
                                    and Servicing Agreement, a residual Class of
                                    Certificates  (the  "Class R  Certificates")
                                    which will represent an undivided  ownership
                                    interest  in all of the Home  Equity  Loans.
                                    The  Class A  Certificates  and the  Class R
                                    Certificates  are herein  referred to as the
                                    "Certificates."    Only    the    Class    A
                                    Certificates are offered hereby.

Denominations:                      The Class A  Certificates  are  issuable  in
                                    minimum   denominations   of   an   original
                                    principal amount of $1,000 and integral multiples thereof.

The Home Equity Loans:              The Home Equity  Loans to be conveyed to the
                                    Trust by the  Depositor  on the Closing Date
                                    (the "Initial Home Equity Loans") consist of
                                    4,022  fixed rate  conventional  home equity
                                    loans and the Notes  relating  thereto.  The
                                    Initial  Home  Equity  Loans are  secured by
                                    first and second lien  mortgages or deeds of
                                    trust  primarily  on  one- to  four-  family
                                    residential  properties located in 48 states
                                    and   the   District   of    Columbia.    No
                                    Loan-to-Value  Ratio (based upon  appraisals
                                    made  at  the  time  of  origination  of the
                                    related  Initial Home Equity Loan)  relating
                                    to any Initial Home Equity Loan exceeded 85%
                                    as of the Cut-Off  Date except for 177 loans
                                    with   an   aggregate    Loan   Balance   of
                                    $14,775,172.81  (or  5.91% of the  aggregate
                                    Loan  Balance  of the  Initial  Home  Equity
                                    Loans), which had a Loan- to-Value Ratio not
                                    greater than 117%.  None of the Initial Home
                                    Equity  Loans are  insured by pool  mortgage
                                    insurance   policies   and  no   significant
                                    portion of the Initial Home Equity Loans are
                                    insured   by  primary   mortgage   insurance
                                    policies; however, certain distributions due
                                    to the  owners of the  Class A  Certificates
                                    are  insured  by  the  Certificate   Insurer
                                    pursuant  to  the  Insurance   Policy.   See
                                    "Credit    Enhancement--Insurance    Policy"
                                    herein.   The  Home  Equity  Loans  are  not
                                    guaranteed by the Depositor, the Seller, the
                                    Servicer,   the  Trustee  or  any  of  their
                                    affiliates.  The Home  Equity  Loans will be
                                    serviced  by  the   Servicer   generally  in
                                    accordance with the standards and procedures required by FNMA for FNMA mortgage-backed securities and in accordance with the terms of the Pooling and Servicing Agreement.

                                    As of the Cut-Off  Date,  the  average  Loan
                                    Balance of the Initial Home Equity Loans was
                                    $62,129.66;  The maximum  and  minimum  Loan
                                    Balances of the Initial Home Equity Loans as
                                    of the  Cut-Off  Date were  $439,873.82  and
                                    $2,569.84 respectively. The weighted average
                                    interest rate (the "Coupon Rate")
                                    of  the  Initial   Home  Equity   Loans  was
                                    11.619%;  the  Coupon  Rates of the  Initial
                                    Home  Equity  Loans  ranged  from  7.600% to
                                    19.250%;   the  weighted   average  combined
                                    Loan-to-Value  Ratio  of  the  Initial  Home
                                    Equity   Loans  was  72.00%;   the  weighted
                                    average  remaining  term to  maturity of the
                                    Initial  Home  Equity  Loans was 221 months;
                                    and the  remaining  terms to maturity of the
                                    Initial  Home  Equity  Loans  ranged from 46
                                    months  to 360  months.  As of  the  Cut-Off
                                    Date,  91.05%  of the  Initial  Home  Equity
                                    Loans were  secured by first  mortgages  and
                                    8.95% of the Initial  Home Equity Loans were
                                    secured by second mortgages. The maximum and
                                    minimum  Loan  Balances of the Initial  Home
                                    Equity  Loans as of the  Cut-Off  Date  were
                                    $439,873.82 and $2,569.84 respectively. Home
                                    Equity Loans containing  "balloon"  payments
                                    represented  not  more  than  53.40%  of the
                                    Initial Home Equity  Loans.  No Initial Home
                                    Equity Loan will mature  later than June 10,
                                    2026.    See   "The   Home    Equity    Loan
                                    Pool--Initial Home Equity Loans" herein.

Final Scheduled Payment
 Date: The Final Scheduled Payment Date for each Class of Class A Certificates is as set forth below, although it is anticipated that the actual final Payment Date for each Class of Class A Certificates will occur significantly earlier than the related Final Scheduled Payment Date. See "Prepayment and Yield Considerations" herein.

                                                               Final Scheduled
                                                                 Payment Date
                                                                 ------------

                                    Class A-1 Certificates
                                    Class A-2 Certificates
                                    Class A-3 Certificates
                                    Class A-4 Certificates
                                    Class A-5 Certificates
                                    Class A-6 Certificates
                                    Class A-7 Certificates

Class A Distributions:
         General: On the 25th day of each month, or if such a day is not a Business Day, then the next succeeding Business Day, commencing August 25, 1996 (each such day being a "Payment Date"), the Trustee will be required to distribute to the Owners of the Class A Certificates of record as of the last day of the calendar month preceding the month in which such Payment Date occurs (the "Record Date") the "Class A Distribution Amount" which shall be the sum of (x) Current Interest and (y) the Class A Principal Distribution Amount. Such amounts shall be allocated to the Class A Certificates in the manner described below.

                                    A "Business Day" is any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York and Tampa, Florida are authorized or obligated by law or executive order to be closed.

                                    For each  Payment  Date,  interest  due with
                                    respect to the Class A Certificates  will be
                                    interest  which has  accrued  thereon at the
                                    applicable   Pass-Through  Rate  during  the
                                    calendar month immediately preceding the month in which such Payment Date occurs. Such period relating to the accrual of interest is the

                                    "Accrual    Period"    for   the   Class   A
                                    Certificates. All calculations of interest on the Class A Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

Allocations of Interest
   and Principal:                   The  Class A  Distribution  Amount  for each
                                    Payment   Date  (to  the  extent  funds  are
                                    available therefor) shall be allocated among
                                    the Class A  Certificates  in the  following
                                    amounts  and  in  the  following   order  of
                                    priority:

                                    (i)  First,  to the  Owners  of the  Class A
                                    Certificates, the related Current Interest for such Certificates on a pro rata basis without any priority among such Class A Certificates.

                                    (ii)  Second,  to the  Owners of the Class A
                                    Certificates,    the   Class   A   Principal
                                    Distribution  Amount (as defined below under
                                    the    heading    "Principal")    shall   be
                                    distributed as follows: (I) first, to the Owners of the Class A-1 Certificates until the Class A-1 Certificate Principal Balance is reduced to zero; (II) second, to the Owners of the Class A-2 Certificates until the Class A-2 Certificate Principal Balance is reduced to zero; (III) third, to the Owners of the Class A-3 Certificates until the Class A-3 Certificate Principal Balance is reduced to zero; (IV) fourth, to the Owners of the Class A-4 Certificates until the Class A-4 Certificate Principal Balance is reduced to zero; (V) fifth, to the Owners of the Class A-5 Certificates until the Class A-5 Certificate Principal Balance is reduced to zero; (VI) sixth, to the Owners of the Class A-6 Certificates until the Class A-6 Certificate Principal Balance is reduced to zero; and (VII) seventh, to the Owners of the Class A-7 Certificates until the Class A-7 Certificate Principal Balance is reduced to zero.

         Principal:                 The Owners of the Class A Certificates  will
                                    be entitled to receive on each Payment Date, in the manner and priority set forth herein, to the extent funds are available therefor after the Current Interest is distributed to the Owners of such Class A Certificates, a monthly distribution in reduction of the Class A Certificate Principal Balance in the amount described herein.

                                    The  Class A  Certificates  are  "sequential
                                    pay"  classes  such  that the  Owners of the
                                    Class  A-7  Certificates   will  receive  no
                                    payments  of  principal  until the Class A-6
                                    Certificate   Principal   Balance  has  been
                                    reduced to zero, the Owners of the Class A-6
                                    Certificates  will  receive no  payments  of
                                    principal  until the  Class A-5  Certificate
                                    Principal  Balance has been reduced to zero,
                                    the  Owners of the  Class  A-5  Certificates
                                    will receive no payments of principal  until
                                    the Class A-4 Certificate  Principal Balance
                                    has been reduced to zero,  the Owners of the
                                    Class  A-4  Certificates   will  receive  no
                                    payments  of  principal  until the Class A-3
                                    Certificate   Principal   Balance  has  been
                                    reduced to zero, the Owners of the Class A-3
                                    Certificates will receive no payments of principal until the Class A-2 Certificate Principal Balance has been reduced to zero, and the Owners of the Class A-2 Certificates will receive no payments of principal until the Class A-1 Certificate Principal Balance has been reduced to zero.

                                    On  each  Payment  Date,   distributions  in
                                    reduction  of  the   Certificate   Principal
                                    Balance  of the  related  Class  of  Class A
                                    Certificates will be made in the amounts described herein. The "Class A Principal Distribution Amount" for each Payment Date shall be the lesser of:

                                    (a) the Total  Available  Funds (as  defined
                                    herein)   plus  any  Insured   Payment  with
                                    respect to the related Class A Certificates minus the related Current Interest for such Payment Date with respect to the related Class A Certificates; and

                                    (b)     the excess, if any, of

                                        (i) the sum of:

                                            (A)  the   Preference   Amount  with
                                            respect  to  principal  owed to each
                                            Owner of Class A  Certificates  that
                                            remains  unpaid  as of such  Payment
                                            Date;

                                            (B)  the  principal  portion  of all
                                            scheduled  monthly  payments  on the
                                            Home Equity Loans due on or prior to
                                            the related Due Date thereof, to the
                                            extent  actually   received  by  the
                                            Trustee     during    the    related
                                            Remittance     Period     and    any
                                            Prepayments  made by the  Mortgagors
                                            and actually received by the Trustee
                                            during   the   related    Remittance
                                            Period;

                                            (C) the  balance of each Home Equity
                                            Loan (the "Loan  Balance")  that was
                                            repurchased   by   the   Seller   or
                                            purchased  by  the  Servicer  on  or
                                            prior   to   the   related   Monthly
                                            Remittance  Date, to the extent such
                                            Loan Balance is actually received by
                                            the   Trustee   during  the  related
                                            Remittance Period;

                                            (D) any  Substitution  Amounts (i.e.
                                            the  excess,  if  any,  of the  Loan
                                            Balance of a Home  Equity Loan being
                                            replaced   over   the    outstanding
                                            principal  balance of a  replacement
                                            Home  Equity  Loan plus  accrued and
                                            unpaid  interest)  delivered  by the
                                            Seller   on  the   related   Monthly
                                            Remittance Date in connection with a
                                            substitution  of a Home  Equity Loan
                                            (to  the  extent  such  Substitution
                                            Amounts relate to principal), to the
                                            extent such Substitution Amounts are
                                            actually  received by the Trustee on
                                            the related Remittance Date;

                                            (E)  all  Net  Liquidation  Proceeds
                                            actually  collected  by the Servicer
                                            with  respect  to  the  Home  Equity
                                            Loans during the related  Remittance
                                            Period  (to  the  extent   such  Net
                                            Liquidation   Proceeds   relate   to
                                            principal),  to the extent  such Net
                                            Liquidation  Proceeds  are  actually
                                            received by the  Trustee  during the
                                            related Remittance Period;

                                            (F) the amount of any  Subordination
                                            Deficit for such Payment Date;

                                            (G)  the  principal  portion  of the
                                            proceeds  received  by  the  Trustee
                                            upon  termination  of the  Trust (to
                                            the extent such  proceeds  relate to
                                            principal);

                                            (H) on the Payment Date  immediately
                                            following   the   last  day  of  the
                                            Funding    Period,    all    amounts
                                            remaining    on   deposit   in   the
                                            Pre-Funding  Account  to the  extent
                                            not used to purchase Subsequent Home
                                            Equity   Loans  during  the  Funding
                                            Period; and

                                            (I) the amount of any  Subordination
                                            Increase  Amount  for  such  Payment
                                            Date  to  the   extent  of  any  Net
                                            Monthly  Excess  Cashflow  available
                                            for such purpose;

                                                              over
                                                              ----

                                        (ii) the amount  of  any   Subordination
                                        Reduction Amount for such Payment Date.

                                    The   "Preference   Amount"  is  any  amount
                                    previously  distributed  to  an  Owner  on a
                                    Class A Certificate  that is recoverable and
                                    sought  to  be   recovered   as  a  voidable
                                    preference   by  a  trustee  in   bankruptcy
                                    pursuant  to the  United  States  Bankruptcy
                                    Code (Title 11 of the United States Code).

                                    The "Remittance Period" with respect to any Monthly Remittance Date is the second day of the month immediately preceding such Monthly Remittance Date to the first day of the month in which such Monthly Remittance Date occurs. A "Monthly Remittance Date" is any date on which funds on deposit in the Principal and Interest Account are remitted to the Certificate Account, which is the 18th day of each month, or if such day is not a Business Day, the next succeeding Business Day, commencing in August, 1996.

                                    A "Subordination  Deficit" with respect to a
                                    Payment Date is the amount, if any, by which
                                    (x)  the   aggregate   Class  A  Certificate
                                    Principal  Balance after taking into account
                                    all distributions to be made on such Payment
                                    Date,   exceeds  (y)  the  sum  of  (i)  the
                                    aggregate Loan Balance as of the close of business on the last day of the related Remittance Period and (ii) the amount, if any, on deposit in the Pre-Funding Account as of the close of business on the last day of the related Remittance Period.

Monthly Servicing Fee:              The   Servicer   will   retain  a  fee  (the
                                    "Servicing  Fee")  equal to 0.50% per annum,
                                    payable  monthly at  one-twelfth  the annual
                                    rate  of  the  then  outstanding   principal
                                    balance of each Home Equity Loan as of the first day of each Remittance Period. Such
                                    Servicing Fee will be reduced with respect to any Home Equity Loan that has a Coupon
                                    Rate  that is less than the sum of the Class
                                    A-7 Pass-  Through  Rate and the Expense Fee
                                    Rate (as defined herein).  As of the Cut-Off
                                    Date,  there are [fifty]  such  Initial Home
                                    Equity Loans. No Subsequent Home Equity Loan can have such a Coupon Rate.

Credit Enhancement:                 The  credit  enhancement  provided  for  the
                                    benefit   of  the  Owners  of  the  Class  A
                                    Certificates    consists    of    (x)    the
                                    overcollateralization     mechanics    which
                                    utilize the internal cash flows of the Trust and (y) the Insurance Policy.

                                    Overcollateralization.       The      credit
                                    enhancement  provisions  of the Trust result
                                    in a  limited  acceleration  of the  Class A
                                    Certificates (in the aggregate)  relative to
                                    the  amortization of the related Home Equity
                                    Loans   in   the   early   months   of   the
                                    transaction. The accelerated amortization is
                                    achieved  by  the   application  of  certain
                                    excess  interest to the payment in reduction
                                    of the related Class A Certificate Principal
                                    Balance.  This acceleration  feature creates
                                    overcollateralization  (i.e.,  the excess of
                                    the  aggregate  outstanding  Loan Balance of
                                    the Home  Equity  Loans  over the  aggregate
                                    Class A  Certificate  Principal  Balance) of
                                    the Class A Certificates.  Once the required
                                    level of
                                    overcollateralization    is   reached,   and
                                    subject to the provisions described in the next paragraph, the acceleration feature will cease.

                                    The Pooling and Servicing Agreement provides
                                    that,  subject to certain  floors,  caps and
                                    triggers,     the    required    level    of
                                    overcollateralization    may   increase   or
                                    decrease over time. An increase would result
                                    in  a   temporary   period  of   accelerated
                                    amortization of the related Class of Class A
                                    Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level.

                                    As a result of the "sequential  pay" feature
                                    of  the  Class  A  Certificates,   any  such
                                    accelerated  principal  will be paid to that
                                    Class  of  the  Class  A  Certificates  then
                                    entitled   to   receive   distributions   of
                                    principal.

                                    See "Prepayment  and Yield  Considerations",
                                    "Credit Enhancement  --Overcollateralization
                                    Provisions" herein and "Credit Enhancement" in the Prospectus.

                                    Certificate   Insurance  Policy.   Financial
                                    Security  Assurance  Inc. (the  "Certificate
                                    Insurer") will issue a certificate  guaranty
                                    insurance  policy (the  "Insurance  Policy")
                                    pursuant  to which it will  irrevocably  and
                                    unconditionally  guarantee  payment  on each
                                    Payment  Date to the Trustee for the benefit
                                    of the  holders  of each  Class  of  Class A
                                    Certificates of an amount equal to the Class
                                    A Distribution Amount for such Payment Date.
                                    The  amount of the actual  payment,  if any,
                                    made  by  the  Certificate  Insurer  to  the
                                    Owners of the Class A Certificates under the
                                    Insurance  Policy on each  Payment Date (the
                                    "Insured  Payment")  is the  sum of (i)  any
                                    shortfall in the amount  required to pay the
                                    related   Subordination   Deficit  for  such
                                    Payment  Date from a source  other  than the
                                    Insurance Policy,  (ii) any shortfall in the
                                    amount  required to pay the related  Current
                                    Interest for such Payment Date from a source
                                    other  than the  Insurance  Policy and (iii)
                                    any shortfall in the amount  required to pay
                                    the  related   Preference  Amount  for  such
                                    Payment  Date from a source  other  than the
                                    Insurance   Policy.   The   effect   of  the
                                    Insurance Policy is to guaranty the timely payment of interest on, and the ultimate payment of the principal amount of, each related Class of Class A Certificates.

                                    Except upon the  occurrence of a Certificate
                                    Insurer  Default,  the  Certificate  Insurer
                                    shall  have the  right to  exercise  certain
                                    rights   of  the   Owners  of  the  Class  A
                                    Certificates,  as  specified  in the Pooling
                                    and Servicing Agreement, without any consent
                                    of such Owners; and such Owners may exercise
                                    such  rights  only  with the  prior  written
                                    consent of the Certificate  Insurer,  except
                                    as provided  in the  Pooling  and  Servicing
                                    Agreement.  In  addition,  to the  extent of
                                    unreimbursed  payments  under the  Insurance
                                    Policy,  the  Certificate  Insurer  will  be
                                    subrogated  to the  rights of the  Owners of
                                    the  Class  A  Certificates  on  which  such
                                    Insured  Payments  were made.  In connection
                                    with  each  Insured  Payment  on a  Class  A
                                    Certificate,       the      Trustee,      as
                                    attorney-in-fact for the Owner thereof, will
                                    be  required  to assign  to the  Certificate
                                    Insurer   the  rights  of  such  Owner  with
                                    respect to the related  Class A  Certificate
                                    to  the  extent  of  such  Insured  Payment.
                                    "Certificate  Insurer  Default"  is  defined
                                    under the Pooling and Servicing Agreement as
                                    (x) the failure by the  Certificate  Insurer
                                    to make a required
                                    payment  under the  Insurance  Policy or (y)
                                    the   bankruptcy   or   insolvency   of  the
                                    Certificate Insurer.

                                    The  Certificate   Insurer  is  a  New  York
                                    monoline     insurance    company    engaged
                                    exclusively   in  the  business  of  writing
                                    financial guaranty insurance, principally in
                                    respect    of    asset-backed    and   other
                                    collateralized    securities    offered   in
                                    domestic    and   foreign    markets.    The
                                    Certificate  Insurer's claims paying ability
                                    is   rated   "Aaa"  by   Moody's   Investors
                                    Services, Inc. ("Moody's") and "AAA" by each
                                    of  Standard & Poor's  Ratings  Services,  a
                                    division   of  The   McGraw-Hill   Companies
                                    ("Standard  &  Poor's"),   Nippon  Investors
                                    Service,   Inc.   and   Standard   &  Poor's
                                    (Australia)  Pty. Ltd. See "The  Certificate
                                    Insurer" herein.

Pre-Funding Account:                On  the  Closing  Date,  an  aggregate  cash
                                    amount   (the   "Pre-Funded   Amount"),   of
                                    $114,511.69   will  be   deposited   in  the
                                    Pre-Funding Account which account will be in
                                    the name of, and  maintained by, the Trustee
                                    on behalf of the  Trust.  During  the period
                                    (the "Funding Period") from the Closing Date
                                    until the  earliest of (i) the date on which
                                    the  amount on  deposit  in the  Pre-Funding
                                    Account is less than $100,000, (ii) the date
                                    on  which  an event  of  default  under  the
                                    Pooling and Servicing  Agreement  occurs and
                                    (iii) July 31, 1996,  the Pre- Funded Amount
                                    will  be  maintained   in  the   Pre-Funding
                                    Account.  The  Pre-  Funded  Amount  will be
                                    reduced  during  the  Funding  Period by the
                                    amount  thereof used to purchase  Subsequent
                                    Home  Equity  Loans in  accordance  with the
                                    Pooling and Servicing Agreement.  Subsequent
                                    Home  Equity  Loans  purchased  on any  date
                                    (each,  a "Subsequent  Transfer  Date") must
                                    satisfy  the   criteria  set  forth  in  the
                                    Pooling  and  Servicing  Agreement,  will be
                                    selected  from  a  specified  pool  of  home
                                    equity  loans  owned  by the  Seller  on the
                                    Closing  Date  and  will   generally  be  as
                                    described herein.  See "The Home Equity Loan
                                    Pool--  Conveyance of Subsequent Home Equity
                                    Loans." Any Pre-Funded  Amount  remaining at
                                    the  end  of  the  Funding  Period  will  be
                                    distributed  to the  Owners  of the  Class A
                                    Certificates   then   entitled   to  receive
                                    payment of  principal on the Payment Date in
                                    August  1996,  thus  resulting  in a partial
                                    principal  prepayment of the related Class A
                                    Certificates   as  specified   herein  under
                                    "Description  of the Class A  Certificates--
                                    Distributions."   All   interest  and  other
                                    investment earnings on amounts on deposit in
                                    the Pre-Funding Account will be deposited in
                                    the  Capitalized   Interest   Account.   The
                                    Pre-Funding Account will not be an asset of the REMIC.

Capitalized Interest
  Account: On the Closing Date, cash in an amount satisfactory to the Certificate Insurer will be deposited in a trust account (the "Capitalized Interest Account") in the name of, and maintained by, the Trustee on behalf of the Trust. During the Funding Period, the amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Trustee to fund the excess, if any, of (i) the sum of the amount of interest accruing during the related Accrual Period at the weighted average of the Pass-Through Rates of the Class A Certificates on the amount by which the aggregate Class A Certificate Principal Balance exceeds the aggregate Loan Balance of the Home Equity Loans plus any Trustee Reimbursable Expenses and amounts payable to the Certificate Insurer as premium on the Insurance Policy (the "Premium Amount") accruing during the related interest accrual period on such excess balance over (ii) the amount of any reinvestment income on monies on deposit in the Pre- Funding Account. Such amounts on deposit will be so applied by the Trustee on the initial Payment Date to fund any such
                                    excess.   Any  amounts   remaining   in  the
                                    Capitalized Interest Account not needed for such purpose will be paid to the depositors of such funds at the end of the Funding Period. The Capitalized Interest Account will not be an asset of the REMIC.

Mandatory Prepayment of
Certificates:                       It is intended that the principal  amount of
                                    Subsequent  Home  Equity  Loans  sold to the
                                    Trust   will    require    application    of
                                    substantially   all  of  the  original  Pre-
                                    Funded  Amount and it is not  intended  that
                                    there  will  be  any   material   amount  of
                                    principal prepaid to the Owners of the Class
                                    A   Certificates   from  the  Pre-   Funding
                                    Account.  In the event that the Depositor is
                                    unable to sell  Subsequent Home Equity Loans
                                    to  the   Trust  in  an   amount   equal  to
                                    $____________________  principal prepayments
                                    to Owners of the Class A Certificates then entitled to receive payments of principal will occur on the Payment Date in August
                                    1996 in an  amount  equal to the  Pre-Funded
                                    Amount  remaining  at the end of the Funding
                                    Period.

Book-Entry Registration of the
  Class A Certificates:             Each  Class  of  Class A  Certificates  will
                                    initially  be  issued  in  book-entry  form.
                                    Persons   acquiring   beneficial   ownership
                                    interests  in  such  Class  A   Certificates
                                    ("Beneficial  Owners")  may  elect  to  hold
                                    their interests through The Depository Trust
                                    Company  ("DTC").  Transfers within DTC will
                                    be in  accordance  with the usual  rules and
                                    operating procedures thereof. So long as the
                                    Class   A   Certificates    are   Book-Entry
                                    Certificates  (as  defined   herein),   such
                                    Certificates  will  be  evidenced  by one or
                                    more Certificates  registered in the name of
                                    Cede & Co. ("Cede"),  as the nominee of DTC.
                                    The Class A  Certificates  will initially be
                                    registered   in  the  name  of   Cede.   The
                                    interests of the Owners of such Certificates
                                    will be represented by  book-entries  on the
                                    records  of DTC  and  participating  members
                                    thereof.   No   Beneficial   Owner  will  be
                                    entitled to receive a definitive certificate
                                    representing such person's interest,  except
                                    in the event  that  Definitive  Certificates
                                    (as  defined  herein)  are issued  under the
                                    limited circumstances  described herein. All
                                    references in this Prospectus  Supplement to
                                    any Class A Certificates  reflect the rights
                                    of Beneficial Owners only as such rights may
                                    be    exercised    through   DTC   and   its
                                    participating  organizations  for so long as
                                    such Class A  Certificates  are held by DTC.
                                    See    "Description    of   the    Class   A
                                    Certificates--  Book-Entry  Registration  of
                                    the  Class  A  Certificates"   herein,   and
                                    "Description of the Certificates--Book-Entry
                                    Registration" in the Prospectus.

Optional Termination:               The Owners of the Class R Certificates  will
                                    have  the  right  to  purchase  all the Home
                                    Equity Loans on any Monthly Remittance Date when the aggregate Loan Balance of the Home
                                    Equity Loans has declined to 10% or less of the sum of (x) the Original Aggregate Loan
                                    Balance  plus  (y) the  original  Pre-Funded
                                    Amount (such sum,  the  "Maximum  Collateral
                                    Amount").  See "The  Pooling  and  Servicing
                                    Agreement--Optional Termination" herein.

Ratings: It is a condition of issuance of the Class A Certificates that the Class A Certificates receive ratings of "AAA" by Standard &
                                    Poor's,  and "Aaa" by  Moody's.  Standard  &
                                    Poor's and  Moody's  are  referred to herein
                                    collectively  as the  "Rating  Agencies".  A
                                    security rating is not a  recommendation  to
                                    buy,  sell  or hold  securities,  and may be
                                    subject to  revision  or  withdrawal  at any
                                    time  by the  assigning  entity.  No  Rating
                                    Agency is obligated to maintain any rating
                                    on any Certificate, and, accordingly,  there
                                    can be no assurance that the rating assigned
                                    to any  Class of  Certificate  upon  initial
                                    issuance  thereof  will  not be  lowered  or
                                    withdrawn  at  any  time   thereafter.   See
                                    "Ratings" herein.

Federal Tax Aspects:                An election will be made to treat the Trust,
                                    exclusive of the Pre-Funding Account and the
                                    Capitalized  Interest Account (such accounts
                                    collectively,   the  "Non-REMIC   Accounts")
                                    created  by  the   Pooling   and   Servicing
                                    Agreement   as  a  "real   estate   mortgage
                                    investment conduit" ("REMIC"). Each Class of
                                    the Class A Certificates  will be designated
                                    as a  "regular  interest"  in the  REMIC and
                                    such  Certificates  will be  treated as debt
                                    instruments  of the REMIC for federal income
                                    tax purposes.  The Class R Certificates will
                                    be   designated   as  the   sole   "residual
                                    interest" in the REMIC.

                                    Owners   of  the   Class   A   Certificates,
                                    including   Owners  that  generally   report
                                    income  on the cash  method  of  accounting,
                                    will be required to include  interest on the
                                    Class A Certificates in income in accordance
                                    with the accrual  method of  accounting.  In
                                    addition,  the Class A  Certificates  may be
                                    considered to have been issued with original
                                    issue  discount  or at a  premium.  Any such
                                    original  issue  discount will be includible
                                    in the  income  of the  Owner as it  accrues
                                    under  a  method  taking  into  account  the
                                    compounding   of  interest   and  using  the
                                    Prepayment   Assumption   described  herein.
                                    Premium  may  be  deductible  by  the  Owner
                                    either as it  accrues or when  principal  is
                                    received.  No  representation  is made as to
                                    whether the Home Equity Loans will prepay at
                                    the assumed  rate,  or any other  rate.  See
                                    "Prepayment   and   Yield    Considerations"
                                    herein.  In  general,  as a  result  of  the
                                    qualification of the Class A Certificates as
                                    regular  interests  in a REMIC,  the Class A
                                    Certificates  will be treated as "qualifying
                                    real property loans" under Section 593(d) of
                                    the  Internal   Revenue  Code  of  1986,  as
                                    amended  (the   "Code"),   "regular  .  .  .
                                    interest(s)   in  a  REMIC"  under   Section
                                    7701(a)(19)(C)  of the Code and "real estate
                                    assets" under Section  856(c) of the Code in
                                    the same  proportion  that the assets in the
                                    REMIC  consist of  qualifying  assets  under
                                    such sections. In addition,  interest on the
                                    Class  A  Certificates  will be  treated  as
                                    "interest   on   obligations    secured   by
                                    mortgages on real  property"  under  Section
                                    856(c) of the Code to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c) of the Code. For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "Federal Income Tax Consequences" herein.

ERISA Considerations:               Subject  to  the  considerations   discussed
                                    under  "ERISA  Considerations"  herein,  the
                                    Class A Certificates may be purchased by employee benefit plans that are subject to ERISA. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
  Considerations:                   Although  the  Class  A   Certificates   are
                                    expected  to be rated  "AAA" by  Standard  &
                                    Poor's  and  "Aaa" by  Moody's,  the Class A
                                    Certificates  will not constitute  "mortgage
                                    related  securities"  for  purposes  of  the
                                    Secondary Mortgage Market Enhancement Act of
                                    1984 ("SMMEA") because the Home Equity Loans
                                    include  second  liens.  Accordingly,   many
                                    institutions  with legal authority to invest
                                    in  comparably  rated  securities  based  on
                                    first home  equity  loans may not be legally
                                    authorized   to   invest   in  the  Class  A
                                    Certificates.    See    "Legal    Investment
                                    Considerations" herein.

                                  RISK FACTORS

         Prospective investors in the Class A Certificates should consider, among other things, the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Class A Certificates.

         Sensitivity to Prepayments. The majority of the Home Equity Loans may be prepaid by the related Mortgagors in whole or in part, at any time without payment of any prepayment fee or penalty. In addition, a substantial portion of the Home Equity Loans contain due-on-sale provisions which, to the extent enforced by the Servicer, will result in prepayment of such Home Equity Loans. See "Prepayment and Yield Considerations" herein and "Certain Legal Aspects of the Home Equity Loans--Enforceability of Certain Provisions" in the Prospectus. The rate of prepayments on fixed rate home equity loans is sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on the Home Equity Loans, the Home Equity Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Home Equity Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Home Equity Loans, the rate of prepayments is likely to decrease. The average life of each Class of Class A Certificates, and, if purchased at other than par, the yields realized by Owners of the Class A Certificates will be sensitive to levels of payment (including prepayments relating to the Home Equity Loans (the "Prepayments")) on the Home Equity Loans. In general, the yield on a Class of Class A Certificates that is purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of Prepayments of the Home Equity Loans and enhanced by a lower than anticipated level. Conversely, the yield on a Class of Class A Certificates that is purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of Prepayments and adversely affected by a lower than anticipated level. See "Prepayment and Yield Considerations" herein.

         Nature of Collateral; Junior Liens. Because 8.95% of the aggregate Loan Balance of the Initial Home Equity Loans are secured by second liens subordinate to the rights of the mortgagee or beneficiary under the related first mortgage or deed of trust, the proceeds from any liquidation, insurance or condemnation proceedings with respect to such Home Equity Loans will be available to satisfy the outstanding balance of a Home Equity Loan only to the extent that the claims of such first mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, a second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage to the first mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage in the event the mortgagor is in default thereunder. In servicing second mortgages in its portfolio, it is generally the Servicer's practice to satisfy the first mortgage at or prior to the foreclosure sale. The Servicer may also advance funds to keep the first mortgage current until such time as the Servicer satisfies the first mortgage. The Trust will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy the first mortgage or make payments due to the first mortgagee. The Servicer generally will be required to advance such amounts in accordance with the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing and Sub-Servicing" herein.

         An overall decline in the residential real estate market, the general condition of a Property, or other factors, could adversely affect the values of the Properties such that the outstanding balances of the Home Equity Loans, together with any senior liens on the Properties, equal or exceed the value of the Properties. A decline in the value of a Property would affect the interest of the Trust in the Property before having any effect on the interest of the related first mortgagee, and could cause the Trust's interest in the Property to be extinguished. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on the Home Equity Loans could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Trust.

         The Subsequent Home Equity Loans and the Pre-Funding Account. Each Subsequent Home Equity Loan will be selected from a pool of home equity loans owned by the Seller on the Closing Date. In addition, any conveyance of Subsequent Home Equity Loans is subject to the following conditions, among others (i) each such Subsequent Home Equity Loan must be accepted by the Certificate Insurer and must satisfy the representations and warranties specified in the agreement pursuant to which such Subsequent Home Equity Loans are transferred to the Trust (each, a "Subsequent Transfer Agreement") and in the Pooling and Servicing Agreement; (ii) the Seller will not select such Subsequent Home Equity Loans in a manner adverse to the interest of the Owners of the Class A Certificates or the Certificate Insurer; (iii) the Seller will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Home Equity Loans; and (iv) as of each cut-off date (each, a "Subsequent Cut-Off Date") applicable thereto, the Home Equity Loans at that time, including the Subsequent Home Equity Loans to be conveyed by the Seller as of such Subsequent Cut-Off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement, as described herein under "The Home Equity Loan Pool--Conveyance of Subsequent Home Equity Loans."

         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Home Equity Loans by the Trust by the end of the Funding Period, the Owners of the Class of Class A Certificates then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account on the Payment Date in August 1996. The Depositor intends that the principal amount of Subsequent Home Equity Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Account and that therefore there will be no material principal prepayment to the Owners of the Class A Certificates.

         Each Subsequent Home Equity Loan must satisfy the eligibility criteria referred to above at the time of its addition. However, Subsequent Home Equity Loans may have been originated or purchased by the Seller using credit criteria different from those which were applied to the Initial Home Equity Loans and may be of a different credit quality. Therefore, following the transfer of Subsequent Home Equity Loans to the Trust, the aggregate characteristics of the Home Equity Loans may vary from those of the Initial Home Equity Loans. See "The Home Equity Loan Pool--Conveyance of Subsequent Home Equity Loans" herein.

         Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Home Equity Loans. The Seller will be required to repurchase any Home Equity Loans which, at the time of origination, did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Trust to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Seller to damages and administrative enforcement. See "Certain Legal Aspects of Home Equity Loans" in the Prospectus.

         The Home Equity Loans are also subject to federal laws, including:

                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Home Equity Loans;

                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                  (iii) the Fair Credit  Reporting Act, which  regulates the use
         and  reporting  of  information   related  to  the  borrower's   credit
         experience.

Violations of certain provisions of these federal laws may limit the ability of the Seller to collect all or part of the principal of or interest on the Home Equity Loans and, in addition, could subject the Seller to damages and administrative enforcement. The Seller will be required to repurchase any Home Equity Loans which, at the time of origination did not comply with such federal laws or regulations. See "Certain Legal Aspects of the Home Equity Loans" in the Prospectus.

         It is possible that some of the Home Equity Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, which is the implementing regulation of the Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money home equity loans with high interest rates or high upfront fees and charges. In general, home equity loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all home equity loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the home equity loan. The Seller will represent and warrant in the Pooling and Servicing Agreement that each Home Equity Loan was originated in compliance with all applicable laws including the Truth-in-Lending Act, as amended.

         Risk of Higher Default Rates for Home Equity Loans with Balloon Payments. 53.40% of the aggregate Loan Balance of the Initial Home Equity Loans as of the Cut-Off Date are "balloon loans" that provide for the payment of the unamortized Loan Balance of such Home Equity Loan in a single payment at maturity ("Balloon Loans"). The Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Seller does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Home Equity Loans.

         Risk of Seller Insolvency. The Seller believes that the transfer of the Home Equity Loans to the Depositor and by the Depositor to the Trust constitutes a sale by the Seller to the Depositor and by the Depositor to the Trust and, accordingly, that such Home Equity Loans will not be part of the assets of the Seller in the event of the insolvency of the Seller and will not be available to the creditors of the Seller. However, in the event of an insolvency of the Seller, it is possible that a bankruptcy trustee or a creditor of the Seller may argue that the transaction between the Seller and the Depositor was a pledge of such Home Equity Loans in connection with a borrowing by the Seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

         On the Closing Date, the Trustee, the Seller, the Depositor, the Rating Agencies and the Certificate Insurer will have received an opinion of Arter & Hadden, counsel to the Seller, with respect to the true sale of the Home Equity Loans from the Seller to the Depositor and from the Depositor to the Trustee, in form and substance satisfactory to the Certificate Insurer and the Rating Agencies.

         Risk Associated with the Certificate Insurer. If the protection afforded by overcollateralization is insufficient and if, upon the occurrence of a Subordination Deficit, the Certificate Insurer is unable to meet its obligations under the Certificate Insurance Policy, then the Owners of the Class A Certificates could experience a loss on their investment.

                             THE SELLER AND SERVICER

General




         The Seller and Servicer, Industry Mortgage Company, L.P., is a Delaware limited partnership. The general partner of the Seller is Industry Mortgage Corporation, a Delaware corporation. The principal executive offices of the Seller are located at 3450 Buschwood Park Drive, Suite 250, Tampa, Florida 33618 and its telephone number is (813) 932-2211.

         The Seller has been in the mortgage lending business since its formation in 1993 and the Seller and certain subsidiaries are engaged in originating, purchasing and servicing home equity loans secured by first and second mortgages and deeds of trust on Properties located in at least 48 states and the District of Columbia.

         The Seller will sell and assign each Home Equity Loan to the Depositor, which will in turn sell and assign each Home Equity Loan to the Trust, in consideration of the net proceeds from the sale of the Class A Certificates, which are being offered hereby. The Seller will also service each Home Equity Loan.

         The Servicer may not assign its obligations under the Pooling and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Certificate Insurer, which consent is required not to be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements for a successor servicer set forth in the Pooling and Servicing Agreement.

         With the consent of the Certificate Insurer and the Trustee, the Servicer may enter into sub-servicing agreements (the "Sub-Servicing Agreements") with qualified sub-servicers (the "Sub-Servicers") with respect to the servicing of the Home Equity Loans. None of the Sub-Servicing arrangements discharge the Servicer from its servicing obligations. See "The Pooling and Servicing Agreement--Servicing and Sub-Servicing" herein.

         The Trustee and the Certificate Insurer may remove the Servicer, and the Servicer may resign, only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance therewith. Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee.

         Upon removal or resignation of the Servicer, the Trustee (x) may solicit bids for a successor servicer as described in the Pooling and Servicing Agreement or (y) shall serve in the capacity of Backup Servicer (the "Backup Servicer") subject to the right of the Trustee to assign such duties to a party acceptable to the Certificate Insurer and the Owners of a majority of the Class R Certificates. If the Trustee is unable to obtain a qualifying bid and is prevented by law from acting as servicer and from appointing the Backup Servicer as servicer, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor (including the Backup Servicer) is required to be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FNMA or FHLMC for first and second home equity loans having equity of not less than $5,000,000 as determined in accordance with generally accepted accounting principles, and which is acceptable to the Certificate Insurer and shall assume all or any part of the responsibilities, duties or liabilities of the Servicer.

         The Certificates will not represent an interest in or obligation of, nor are the Home Equity Loans guaranteed by, the Depositor, the Seller, the Servicer, except as described herein, or any of their affiliates.

Credit and Underwriting Guidelines

         The following is a description of the underwriting guidelines customarily and currently employed by the Seller with respect to home equity loans which it originates or purchases from others. Each Home Equity Loan was underwritten according to those guidelines. The Seller revises such guidelines from time to time in connection with changing economic and market conditions.

         In certain cases loans may be acquired or originated outside of the criteria included in the guidelines as then in effect with the prior approval of a pre-designated senior official of the Seller and in light of compensating factors or other business considerations. No information is available with respect to the portion of the Home Equity Loans as to which exceptions to the criteria specified in the guidelines described herein were made. Substantially all of the Home Equity Loans were acquired or originated in accordance with the underwriting guidelines described herein or with such permitted exceptions as are described herein.

         The Seller's business consists primarily of acquiring home equity loans. The Seller specializes in home equity loans that do not conform to the underwriting standards of the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") and those standards typically applied by banks and other primary lending institutions, particularly with regard to a prospective borrower's credit history.

         The Seller acquires and originates home equity loans through its principal office in Tampa, Florida and branches in Cincinnati, Ohio, Ft. Washington, Pennsylvania and Cherry Hill, New Jersey. The Seller acquires home equity loans from a referral network of mortgage lenders and brokers, banks and other referral sources, which may include one or more affiliates of the Seller.

         Home equity loans acquired from mortgage brokers and other lenders are pre-approved by the Seller prior to funding, or purchased in bulk after funding, only after each loan has been re-underwritten by the Seller in accordance with its established underwriting guidelines. These guidelines are designed to assess the adequacy of the real property which serves as collateral for the loan and the borrower's ability to repay the loan. The Seller analyzes, among other factors, the equity in the collateral, the credit history and debt-to-income ratio of the borrower, the property type, and the characteristics of the underlying senior mortgage, if any.

         The Seller purchases and originates home equity loans with different credit characteristics depending on the credit profiles of individual borrowers. The Seller primarily purchases and originates fixed rate loans which fully amortize (subject to adjustments by reason of being simple interest loans) over a period not to exceed 30 years. The Seller also acquires and originates Balloon Loans, which generally provide for scheduled amortization over 30 years, with a due date and a balloon payment at the end of the fifteenth year. The principal amount of the loans purchased or originated by the Seller generally ranges up to a maximum of $400,000. Under current policy the Seller generally does not acquire or originate any home equity loan where the combined Loan-to-Value Ratio exceeds 85%. The collateral securing loans acquired or originated by the Seller is generally one- to four-family residences, including condominiums and townhomes. The Seller accepts mobile homes or unimproved land as collateral only in limited circumstances. The Seller does not purchase loans where any senior mortgage contains open-end advance, negative amortization or shared appreciation provisions.

         The Seller's home equity loan program includes: (i) a full documentation program for salaried borrowers and (ii) a non-income qualification program for self-employed, and in limited instances, salaried borrowers. The borrower's total monthly debt obligations (which include principal and interest on all other mortgages, loans, charge accounts and all other scheduled indebtedness) generally cannot exceed 50% of the borrower's monthly gross income. Loans to substantially all borrowers who are salaried employees must be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on written confirmation from employers or one or more pay-stubs, recent W-2 tax forms, recent tax returns or telephone confirmation from the employers. For the Seller's non-income qualification program, proof of a two year history of self-employment in the same business plus proof of current self-employed status is required. The Seller typically requires lower combined Loan-to-Value Ratios with respect to loans made to self-employed borrowers.

         The Seller requires that a full appraisal of the property used as collateral for any loan that is acquired or originated be performed in connection with the origination of the loan. These appraisals are performed by third party, fee-based appraisers. Appraisals of substantially all of the Properties were completed on standard FNMA/FHLMC forms and conform to current FNMA/FHLMC secondary market requirements for residential property appraisals. Each such appraisal includes, among other things, an inspection of the exterior of the subject property, photographs of two or more different views of the property and data from sales within the preceding 12 months of similar properties within the same general location as the subject property.

         A  credit  report  by  an  independent,  nationally  recognized  credit repository agency reflecting the applicant's credit history is required. The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records.

         Certain laws protect loan applicants by offering them a period of time after loan documents are signed, termed the rescission period, during which the applicant has the right to cancel the loan. The rescission period must have expired prior to the funding of the loan and may not be waived by the applicant except as permitted by law.

         The Seller requires title insurance coverage issued by an approved ALTA or CLTA title insurance company on all property securing home equity loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the home equity loan and protect the Seller against loss if the title or lien position is not indicated. The applicant is also required to secure hazard and, in certain instances, flood insurance in an amount sufficient to cover the new loan and any senior mortgage.

Delinquency, Loan Loss and Foreclosure Information

         The Seller began originating or purchasing home equity loans in October 1993. In addition, from October 1993 to July 1994 the Seller sold all the home equity loans it originated to third parties on a servicing released basis.

         The Servicer began servicing home equity loans in April 1994 and thus has limited servicing, delinquency, loan loss and liquidation experience with respect to home equity loans. The delinquency and loss experience percentages indicated below are calculated on the basis of the total home equity loans serviced as of the end of the periods indicated. However, because the total amount of loans originated or purchased by the Servicer has increased over these periods as a result of new originations, the total amount of loans serviced as of the end of any indicated period will include many loans which will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquencies. Accordingly, the historical delinquency experience and loan loss information set forth below may not be indicative of the future performance of the home equity loans.

         Delinquency and Default Experience of the Servicer's Servicing
                         Portfolio of Home Equity Loans

                               Six Months Ending June 30,                             Year Ending December 31,
                               ----------------------------                             ------------------------
                                           1996                                   1995                                1994
                                           ----                                   ----                                ----
                                  Number         Dollar                  Number         Dollar                Number       Dollar
                                 of Loans        Amount                 of Loans        Amount               of Loans      Amount
Portfolio At                    18,372         $1,103,919,771            9,376       $535,797,748             1,635      $92,003,157

Delinquency
Percentage (1)
- --------------
30 - 59 days                    2.526%             2.448%                2.613%         2.570%                1.040%       0.831%
60 - 89 days                    0.517%             0.497%                0.672%         0.642%                0.183%       0.152%
90 + Days                       1.236%             1.289%                1.237%         1.223%                0.000%       0.000%
                                -----              ------                ------         ------                ------       ------
Total Delinquency               4.278%             4.234%                4.522%         4.435%                1.223%       0.983%
                                ======             ======                ======         ======                ======       ======

Default
Percentage (2)
- --------------
Foreclosure                     0.702%             0.853%                0.779%         0.749%                0.000%       0.000%
Bankruptcy (3)                  0.849%             0.790%                0.576%         0.630%                0.122%       0.115%
Real Estate Owned               0.207%             0.207%                0.117%         0.160%                0.000%       0.000%
                                ------             ------                ------         ------                ------       ------
Total Default                   1.758%             1.850%                1.472%         1.539%                0.122%       0.115%
                                ======             ======                ======         ======                ======       ======


- -----------------

(1) The delinquency percentage represents the number and dollar value of account balances contractually past due, including home equity loans in foreclosure or bankruptcy but exclusive of real estate owned.

(2) The default percentage represents the number and dollar value of delinquent payments on home equity loans in foreclosure, bankruptcy or real estate owned.

(3) The bankruptcy percentage represents all home equity loans that are in bankruptcy regardless of delinquency status.

                Loan Loss Experience on the Servicer's Servicing
                         Portfolio of Home Equity Loans

                                                           Six Months Ending             Year Ending December 31,
                                                                June 30,
                                                                  1996                  1995                  1994
                                                                  ----                  ----                  ----
Average Amount Outstanding(1)                                $841,774,302            $294,251,859           $52,709,250
Gross Losses(2)                                                  $338,878                $278,632                    $0
Recoveries(3)                                                      $1,727                      $0                    $0
Net Losses(4)                                                    $337,151                $278,632                    $0
Net Losses as a Percentage of Average                               0.080%                  0.095%                0.000%
         Amount Outstanding(5)


- -----------------------
(1)      "Average  Amount  Outstanding"  during  the  period  is the  arithmetic average of the principal  balances of the home equity loans outstanding on the last business day of each month during the period.
(2)      "Gross Losses" are actual losses incurred on liquidated  properties for each respective period. Losses include all principal, foreclosure costs and accrued interest to date.
(3)      "Recoveries"  are recoveries from  liquidation  proceeds and deficiency judgments.
(4)      "Net Losses" means "Gross Losses" minus "Recoveries."
(5)      For the six months ending June 30, 1996, "Net Losses as a Percentage of the Average Amount  Outstanding"  was  annualized by  multiplying  "Net
         Losses" by 2 before  calculating  the  percentage  of  "Average  Amount
         Outstanding."


                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware in November 1994. The Depositor maintains its principal offices at 3450 Buschwood Park Drive, Tampa, Florida 33618. None of the Depositor, the Seller or the Servicer nor any of their affiliates will insure or guarantee distributions on the Certificates.

                                 USE OF PROCEEDS

         The Seller will sell the Initial Home Equity Loans to the Depositor and the Depositor will sell the Initial Home Equity Loans to the Trust concurrently with delivery of the Certificates. Net proceeds from the sale of the Class A Certificates will be applied by the Depositor (i) to the purchase of the Initial Home Equity Loans from the Seller, (ii) to the deposit of the Pre-Funded Amount in the Pre-Funding Account and (iii) to the deposit of certain amounts in the Capitalized Interest Account. Such net proceeds less the Pre-Funded Amount and the amount deposited in the Capitalized Interest Account will (together with the Class R Certificates retained by the Seller) represent the purchase price to be paid by the Trust to the Depositor and by the Depositor to the Seller for the Home Equity Loans.

                            THE HOME EQUITY LOAN POOL

General

         The statistical information presented in this Prospectus Supplement concerning the pool of Home Equity Loans is based on the pool of Initial Home Equity Loans as of the Cut-Off Date. Subsequent Home Equity Loans are intended to be purchased by the Trust from the Depositor from time to time on or before July 31, 1996 from funds on deposit in the Pre-Funding Account. The Initial Home Equity Loans and the Subsequent Home Equity Loans are referred to collectively as the Home Equity Loans. The Subsequent Home Equity Loans to be purchased by the Trust will be sold by the Seller to the Depositor and then by the Depositor to the Trust.

         This subsection describes generally certain characteristics of the Initial Home Equity Loans. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance of the related Initial Home Equity Loans as of the Cut-Off Date. The columns entitled "% of Initial Home Equity Loans" and "% of Aggregate Loan Balance" in the following tables may not sum to 100% due to rounding.

         The Initial Home Equity Loans to be transferred by the Depositor to the Trust on the Closing Date will consist of 4,022 fixed rate conventional home equity loans evidenced by promissory notes (the "Notes") secured by first and second lien deeds of trust, security deeds or mortgages, which are located in 47 states and the District of Columbia. The Properties securing the Initial Home Equity Loans consist primarily of one-to-four family residential properties. The Properties may be owner-occupied and non-owner occupied investment properties (which includes second and vacation homes). All of the Initial Home Equity Loans were originated or purchased after May 11, 1995, and all of the Subsequent Home Equity Loans will have been originated or purchased by the Seller prior to the Closing Date. Initial Home Equity Loans aggregating 91.05% of the aggregate Loan Balances of the Initial Home Equity Loans as of the Cut-Off Date (the "Original Aggregate Loan Balance") are secured by first liens on the related properties, and the remaining Initial Home Equity Loans are secured by second liens on the related properties.

         The Loan-to-Value Ratios shown below were calculated based upon either the appraised values of the Properties at the time of origination (the "Appraised Values") or the sales price. In a limited number of circumstances, and within the Seller's underwriting guidelines, the Seller has reduced the Appraised Value of Properties where the Properties are unique, have a high value or where the comparables are not within FNMA guidelines. The purpose for making these reductions is to value the Properties more conservatively than would otherwise be the case if the appraisal were accepted as written.

         No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgage, become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

         As of the Cut-Off Date, the average Loan Balance of the Initial Home Equity Loans was $62,129.66. The maximum and minimum Loan Balances of the Initial Home Equity Loans as of the Cut-Off Date were $439,873.82 and $2,569.84, respectively. The weighted average Coupon Rate of the Inital Home Equity Loans was 11.619%; the Coupon Rate of the Initial Home Equity Loans ranged from 7.600% to 19.250%; the weighted average combined Loan-to-Value Ratio of the Initial Home Equity Loans was 72.00%; the weighted average remaining term to maturity of the Initial Home Equity Loans was 221 months; and the remaining terms to maturity of the Initial Home Equity Loans ranged from 46 months to 360 months. As of the Cut-Off Date, 91.05% of the Initial Home Equity Loans were secured by first mortgages and 8.95% of the Initial Home Equity Loans were secured by second mortgages. The maximum and minimum Loan Balances of the Initial Home Equity Loans as of the Cut-Off Date were $439,873.82 and $2,569.84, respectively. Home Equity Loans containing "balloon" payments represented not more than 53.40% of the Initial Home Equity Loans. No Initial Home Equity Loan will mature later than June 10, 2026.

                      Geographic Distribution of Properties

         The geographic distribution of the Initial Home Equity Loans by state, as of the Cut-Off Date, was as follows:

                          Number of Initial     Aggregate       % of Aggregate
State                      Home Equity Loans    Loan Balance       Loan Balance
- -----                      -----------------    -----------      --------------

Alabama                            2           $ 222,952.37             0.09%
Arizona                           41           2,696,653.80             1.08
Arkansas                           8             309,746.74             0.12
California                        90           8,748,035.48             3.50
Colorado                          67           3,915,282.60             1.57
Connecticut                       46           3,831,747.50             1.53
Delaware                          30           1,657,399.59             0.66
District of Columbia             101           8,183,644.37             3.27
Florida                          408          22,562,639.02             9.03
Georgia                          187          10,450,263.44             4.18
Idaho                             14             762,102.58             0.30
Illinois                         181          11,268,040.87             4.51
Indiana                          167           7,307,971.09             2.92
Iowa                              27           1,275,361.87             0.51
Kansas                             8             220,392.19             0.09
Kentucky                          48           2,444,107.27             0.98
Louisiana                         20             678,704.71             0.27
Maine                              2             135,355.65             0.05
Maryland                         336          24,644,733.13             9.86
Massachusetts                     35           2,335,848.05             0.93
Michigan                         341          18,346,167.54             7.34
Minnesota                         28           2,089,521.99             0.84
Mississippi                        3             107,004.53             0.04
Missouri                          40           1,663,600.90             0.67
Montana                            2             142,931.21             0.06
Nebraska                          10             348,165.56             0.14
Nevada                             8             473,225.72             0.19
New Hampshire                      4             325,047.92             0.13
New Jersey                       293          20,680,311.68             8.28
New Mexico                        20           2,250,175.88             0.90
New York                         349          27,800,419.46            11.13
North Carolina                   119           5,745,721.94             2.30
North Dakota                       2              69,311.59             0.03
Ohio                             273          14,616,063.57             5.85
Oklahoma                           8             362,315.01             0.14
Oregon                            55           4,033,593.60             1.61
Pennsylvania                     194          10,003,732.13             4.00
Rhode Island                      21           1,175,633.99             0.47
South Carolina                    32           1,626,876.90             0.65
Tennessee                         75           4,014,935.23             1.61
Texas                             37           1,461,935.00             0.59
Utah                              50           3,448,342.56             1.38
Vermont                            3             196,787.67             0.08
Virginia                         142           8,736,464.15             3.50
Washington                        49           4,339,250.11             1.74
West Virginia                      9             347,357.33             0.14
Wisconsin                         33           1,669,978.72             0.67
Wyoming                            4             159,634.10             0.06
                                  --            -----------            -----
Total                          4,022
                               =====

                          Combined Loan-to-Value Ratios

         The original combined loan-to-value ratios as of the origination dates of the Initial Home Equity Loans (based upon appraisals made at the time of origination thereof) (the "Combined Loan-to-Value Ratios") as of the Cut-Off Date were distributed as follows:

Range of                Number of Initial      Aggregate         % of Aggregate
Original CLTV's         Home Equity Loans     Loan Balance         Loan Balance
- ---------------         -----------------     ------------       --------------

 Up      to    5.00%          1               $  39,975.70           0.02%
 10.01   to   15.00           8                 173,530.35           0.07
 15.01   to   20.00          20                 572,915.55           0.23
 20.01   to   25.00          32                 942,117.71           0.38
 25.01   to   30.00          39                1,618,432.00          0.65
 30.01   to   35.00          57                2,125,276.58          0.85
 35.01   to   40.00          60                2,706,267.39          1.08
 40.01   to   45.00          86                3,535,840.62          1.41
 45.01   to   50.00         171                7,950,021.14          3.18
 50.01   to   55.00         135                7,628,273.75          3.05
 55.01   to   60.00         242               12,827,380.96          5.13
 60.01   to   65.00         385               22,042,205.40          8.82
 65.01   to   70.00         581               34,017,761.99         13.61
 70.01   to   75.00         652               43,941,874.57         17.58
 75.01   to   80.00         988               70,534,171.52         28.23
 80.01   to   85.00         287               21,973,958.24          8.79
 85.01   to   90.00         197               14,360,389.57          5.75
 90.01   to   95.00          18                  786,007.60          0.31
 95.01   to  100.00          58                1,901,824.09          0.76
100.01   to  105.00           1                   49,635.27          0.02
105.01   to  110.00           1                   40,481.95          0.02
110.01   to  115.00           2                   74,421.00          0.03
115.01   to  120.00           1                   42,725.36          0.02
                             --                -------------        -----

Total                     4,022             $249,885,488.31      100.00 %
                          =====             ===============      ========


                            Cut-Off Date Coupon Rates

         The Coupon Rates borne by the Notes relating to the Initial Home Equity Loans as of the Cut-Off Date were distributed as follows as of the Cut-Off Date:

Range of                Number of Initial       Aggregate        % of Aggregate
Coupon Rates            Home Equity Loans      Loan Balance       Loan Balance
- -------------           -----------------     -------------      ---------------
  7.001%  to   8.000%           5             $   421,574.26         0.17%
  8.001   to   9.000           52                4,437,773.02        1.78
  9.001   to  10.000          408               32,063,850.46       12.83
 10.001   to  11.000          861               62,021,415.64       24.82
 11.001   to  12.000        1,094               70,935,858.11       28.39
 12.001   to  13.000          830               44,604,263.55       17.85
 13.001   to  14.000          452               22,214,412.20        8.89
 14.001   to  15.000          212                8,933,690.05        3.58
 15.001   to  16.000           79                3,320,907.67        1.33
 16.001   to  17.000           22                  701,800.08        0.28
 17.001   to  18.000            4                  175,432.18        0.07
 18.001   to  19.000            1                   16,015.16        0.01
 19.001   to  20.000            2                   38,495.93        0.02
                               --                ------------       -----
 TOTAL                      4,022             $249,885,488.31     100.00%
                            =====             ===============     =======

                           Cut-Off Date Loan Balances

         The distribution of the outstanding principal amounts of the Initial Home Equity Loans as of the Cut-Off Date was as follows:

Cut-Off Date                           Number of Initial           Aggregate          % of Aggregate
Loan Balances                          Home Equity Loans           Loan Balance        Loan Balance
- -------------                          -----------------           ------------       --------------

      Up      to  $ 25,000.00                643                  $12,095,719.93            4.84%
  25,000.01   to    50,000.00              1,418                   53,185,599.08           21.28
  50,000.01   to    75,000.00                870                   53,384,690.40           21.36
  75,000.01   to   100,000.00                503                   43,927,127.88           17.58
 100,000.01   to   125,000.00                238                   26,500,737.71           10.61
 125,000.01   to   150,000.00                158                   21,756,156.54            8.71
 150,000.01   to   175,000.00                 87                   14,152,456.20            5.66
 175,000.01   to   200,000.00                 42                    7,868,091.60            3.15
 200,000.01   to   250,000.00                 31                    7,002,272.98            2.80
 250,000.01   to   300,000.00                 15                    4,049,552.69            1.62
 300,000.01   to   350,000.00                  8                    2,567,275.03            1.03
 350,000.01   to   400,000.00                  8                    2,955,934.45            1.18
 400,000.01   to   450,000.00                  1                      439,873.82            0.18
                                              --                   -------------           -----

   Total                                   4,022                  $249,885,488.31          100.00%
                                           =====                  ===============         ========


                          Types of Mortgaged Properties

         The Properties securing the Initial Home Equity Loans as of the Cut-Off Date were of the property types as follows:

                                       Number of Initial           Aggregate          % of Aggregate
Property Types                         Home Equity Loans          Loan Balance         Loan Balance
- --------------                         -----------------          ------------        ------------
Single Family Detached                      3,495                 $ 218,195,724.12         87.32%
Two- to Four-Family                           233                    15,065,923.53          6.03
Single Family Attached                        171                     9,027,507.80          3.61
Condominium                                    68                     3,963,559.74          1.59
Townhouse                                      32                     1,942,615.21          0.78
Planned Unit Development                        8                       786,045.03          0.31
Manufactured Housing                           10                       520,195.32          0.21
Mixed Use                                       3                       253,467.16          0.10
Multi-Family                                    2                       130,450.40          0.05
                                               --                      -----------         -----

Total                                       4,022                  $249,885,488.31        100.00%
                                            =====                  ===============       ========



                    Distribution of Months Since Origination

         The distribution of the number of months since the date of origination of the Initial Home Equity Loans as of the CutOff Date was as follows:



Number of Months                       Number of Initial            Aggregate         % of Aggregate
Since Origination                      Home Equity Loans           Loan Balance        Loan Balance
- -----------------                      -----------------          -------------      --------------
 0  to  1                                         93              $  5,324,631.93           2.13%
 2  to  12                                     3,909               243,946,758.91          97.62
13  to  24                                        18                   575,890.61           0.23
25  or  more                                       2                    38,206.86           0.02
                                                  --                 -------------         -----

Total                                          4,022              $249,885,488.31         100.00%
                                               =====              ===============        ========



                   Distribution of Remaining Term to Maturity

         The distribution of the number of months remaining to maturity of the Initial Home Equity Loans as of the Cut-Off Date was as follows:


Months Remaining        Number of Initial       Aggregate         % of Aggregate
to Maturity             Home Equity Loans     Loan Balance         Loan Balance
- ---------------         -----------------     ------------         ------------
Up  to 120 months               167          $  4,267,722.06           1.71%
121 to 180 months             2,643           165,434,016.11          66.20
181 to 240 months               476            26,379,911.82          10.56
241 to 300 months                 1                74,900.17           0.03
301 to 360 months               735            53,728,938.15          21.50
                               ----           --------------         ------

Total                         4,022          $249,885,488.31         100.00%
                              =====          ===============         =======



                                Occupancy Status

         The occupancy status of the Properties securing the Initial Home Equity Loans as of the Cut-Off Date was as follows:


                        Number of Initial       Aggregate       % of Aggregate
Occupancy Status        Home Equity Loans      Loan Balance       Loan Balance
- ----------------        -----------------      ------------     --------------
Owner Occupied               3,581            $228,370,456.54         91.39
Investor Owned                 422              20,271,620.90          8.11
Vacation/Second Home            19               1,243,410.87          0.05
                               ---              -------------         -----

Total                        4,022            $249,885,488.31        100.00%
                             =====            ===============        =======



                          Distribution by Lien Position

         The lien position of the Initial Home Equity Loans as of the Cut-Off Date was as follows:

                        Number of Initial        Aggregate      % of Aggregate
Lien Position           Home Equity Loans      Loan Balance       Loan Balance
- --------------          -----------------      ------------      -------------
First Lien                   3,375            $227,515,367.66         91.05%
Second Lien                    647              22,370,120.65          8.95
                              ----             --------------         -----

Total                        4,022            $249,885,488.31        100.00%
                             =====           ===============         =======




Conveyance of Subsequent Home Equity Loans

         The Pooling and Servicing Agreement permits the Trust to acquire $____________________ in aggregate principal balance of Subsequent Home Equity Loans. Accordingly, the statistical characteristics of the Home Equity Loans will vary as of any Subsequent Cut-Off Date upon the acquisition of Subsequent Home Equity Loans.

         The obligation of the Trust to purchase a Subsequent Home Equity Loan on a Subsequent Transfer Date for assignment to the Home Equity Loan Pool is subject, among other factors, to the following requirements (which may be waived or modified by the Certificate Insurer): (i) such Subsequent Home Equity Loan will be a fixed rate Home Equity Loan; (ii) the original term to maturity of such Subsequent Home Equity Loan may not exceed 30 years; (iii) such Subsequent Home Equity Loan will have a Coupon Rate of not less than ________%; (iv) each Subsequent Home Equity Loan is not secured by a Property that is a manufactured home; and (v) following the purchase of such Subsequent Home Equity Loan by the Trust, the Home Equity Loans (including the Subsequent Home Equity Loans) (a) will not be 30 or more days contractually delinquent as of the Cut-Off Date or related Subsequent Cut-Off Date (except that not more than 2% of the aggregate Loan Balance of the Home Equity Loans may be not more than 89 days delinquent as of the related Subsequent Cut-Off
Date); (b) will have a weighted average Coupon Rate of at least ________%; (c) will have a weighted average combined Loan-to-Value Ratio of not more than ________%; (d) will not have Balloon Loans representing more than ________% by aggregate principal balance and no such Subsequent Home Equity Loan which is a Balloon Loan shall have an original term to maturity of less than 15 years; and,
(e) will have no Home Equity Loan with a principal balance in excess of $____________________.

Interest Payments on the Home Equity Loans

         All of the Home Equity Loans provide that interest is charged to the obligor (the "Mortgagor") thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Home Equity Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

         The weighted average life of, and, if purchased at other than par, the yield to maturity on, a Class A Certificate will relate to the rate of payment of principal of the Home Equity Loans, including, for this purpose, Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases of Home Equity Loans by the Seller. A significant number of the Home Equity Loans may be prepaid by the related Mortgagors, in whole or in part, at any time without payment of any prepayment fee or penalty. The actual rate of principal prepayments on pools of home equity loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of home equity loans at any time because of specific factors relating to the home equity loans in the particular pool, including, among other things, the age of the home equity loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates is affected by prevailing market rates for home equity loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         As is the case with conventional fixed rate home equity loans, adjustable rate home equity loans may also be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate home equity loans at
competitive   interest  rates  may  encourage   mortgagors  to  refinance  their
adjustable-rate home equity loan to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

         In addition to the foregoing factors affecting the weighted average life of the Class A Certificates, the overcollateralization provisions of the Trust result in a limited acceleration of each Class of Class A Certificates relative to the amortization of the Home Equity Loans in early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of the Class A Certificate Principal Balance. This acceleration feature creates overcollateralization which results from the excess of the aggregate Loan Balance of the Home Equity Loans over the Class A Certificate Principal Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

Mandatory Prepayment

         In the event that at the end of the Funding Period not all of the Pre-Funded Amount has been used to acquire Subsequent Home Equity Loans for inclusion in the Trust, then the Class of Class A Certificates then entitled to receive payments of principal will receive a partial prepayment on the Payment Date in June 1996.

         The Seller intends to use substantially all of the amount on deposit in the Pre-Funding Account to purchase Subsequent Home Equity Loans such that no material amount of principal is expected to be prepaid on or before the Payment Date in August 1996.

Projected Prepayment and Yield for Class A Certificates

         As indicated above, if purchased at other than par (disregarding, for purposes of this discussion, the effects on an investor's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Lag Feature of Certificates"), the yield to maturity on a Class of Class A Certificates will be affected by the rate of the payment of principal of the related Home Equity Loans. If the actual rate of payments on the related Home Equity Loans is slower than the rate anticipated by an investor who purchases a Class of Class A Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the related Home Equity Loans is faster than the rate anticipated by an investor who purchases a Class of Class A Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         The Final Scheduled Payment Date for each Class of Class A Certificates is as set forth in the "Summary of Terms" hereof. These dates are dates on which the "Initial Certificate Principal Balance" set forth in the "Summary of Terms" hereof for the related Class of Class A Certificates as of the Closing Date less all amounts previously distributed to the Owners (other than the Certificate Insurer) on account of principal (such amount as to any Class of Class A Certificates and as of any time, the related "Class A Certificate Principal Balance" and as to the Class A Certificates collectively, the "Certificate Principal Balance" or the "Class A Certificate Principal Balance") would be reduced to zero, assuming that no Prepayments are received on the Home Equity Loans, that scheduled monthly payments of principal and interest on the Home Equity Loans are timely received and that Net Monthly Excess Cashflow will be used to make accelerated payments of principal (i.e., Subordination Increase Amounts) to the Owners of the related Class A Certificates. The Final Scheduled Payment Date for the Class A-7 Certificates is the month following the Remittance Period in which the Loan Balances of all Home Equity Loans (including Subsequent Home Equity Loans) have been reduced to zero assuming that the Home Equity Loans pay in accordance with their terms. The weighted average lives of the Class A Certificates are likely to be shorter than would be the case if payments actually made on the Home Equity Loans conformed to the foregoing assumptions, and the final Payment Dates with respect to the Class A Certificates could occur significantly earlier than the Final Scheduled Payment Dates because (i) Prepayments are likely to occur and (ii) the Owners of the Class R Certificates may cause a termination of the Trust when the aggregate outstanding Loan Balance of the Home Equity Loans is less than 10% of the Maximum Collateral Amount thereof.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the related Class A Certificates will be influenced by the rate at which principal of the Home Equity Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default). Prepayments on home equity loans are commonly measured relative to a prepayment standard or model.

         It is very unlikely that the Home Equity Loans will prepay at rates consistent with the Prepayment Assumption until maturity or that all of the Home Equity Loans will prepay at the same rate. There will be discrepancies between the actual characteristics of the Home Equity Loans included in the Trust and the assumed characteristics used in preparing the following tables. Any discrepancy may have an effect upon the percentages of Initial Certificate Principal Balance outstanding set forth in the table and weighted average lives of the Class A Certificates.


         The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. A 100% Prepayment Assumption assumes constant prepayment rates ("CPR") of 4% per annum of the then outstanding principal balance of the Home Equity Loans in the first month of the life of such Home Equity Loans and an additional 1.636% (precisely 18/11) per annum in each month thereafter until the twelfth month. Beginning in the thirteenth month and in each month thereafter during the life of such Home Equity Loans, 100% Prepayment Assumption assumes a constant prepayment rate of 22% per annum each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption; i.e., no prepayments. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the Home Equity Loans. The Seller believes that no existing statistics of which it is aware provide a reliable basis for Owners of Class A Certificates to predict the amount or the timing of receipt of prepayments on the Home Equity Loans.

         Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Class A Certificates set forth in the tables. In addition, since the actual Home Equity Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that: (i) the Home Equity Loans which consist of pools of loans with level-pay and balloon amortization methodologies, Cut-Off Date Loan Balances, coupon rates, net coupon rates, original and remaining terms to maturity, and original amortization terms as applicable, are as set forth below, (ii) the Closing Date for the Certificates occurs on July ___, 1996, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in August 1996 in accordance with the priorities described herein, (iv) the difference between the Gross Coupon Rate and the Net Coupon Rate is equal to the Servicing Fee and the Net Coupon Rate is further reduced by the Premium Amount and the Trustee Fee, (v) the Home Equity Loans' prepayment rates are a multiple of the applicable Prepayment Assumption,
(vi) prepayments include 30 day's interest thereon, (vii) no optional termination or mandatory termination is exercised, (viii) the "Specified Subordinated Amount" (as defined under "Credit Enhancement -- Overcollateralization Provisions") is set initially as specified in the Pooling and Servicing Agreement and thereafter decreases in accordance with the provisions of the Pooling and Servicing Agreement, (ix) all of the Pre-Funded Amount is used to acquire Subsequent Home Equity Loans as of the close of business on July ___, 1996 and prior to such date, the Pre-Funded Amount accrued interest at a rate of ________% per annum for one month; and (x) the scheduled monthly payments of principal and interest on the Home Equity Loans will be timely delivered on the first day of the Remittance Period (with no defaults).

Initial Home Equity Loans


                                                                                    Original     Remaining          Original
                                                                                     Term to       Term to         Amortization
  Pool            Principal        Gross Coupon    Net Coupon      Maturity         Maturity        Term           Amortization
  Number             Balance             Rate           Rate       (in months)      (in months)    (in months)         Method
- -----------------------------------------------------------------------------------------------------------------------------------
    1
    2
    3
    4
    5



Subsequent Home Equity Loans


                                                                    Original        Remaining      Original
                                                                    Term to          Term to     Amortization
   Pool            Principal        Gross Coupon    Net Coupon      Maturity         Maturity        Term           Amortization
  Number            Balance             Rate           Rate       (in months)      (in months)    (in months)          Method
- -----------------------------------------------------------------------------------------------------------------------------------


    6




                                      S-27

         The following tables set forth the percentages of the initial principal amount of the Class A Certificates that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 75%, 100%, 125% and 150% of the Prepayment Assumption (as defined above).

               PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                            Class A-1                              Class A-2                                Class A-3
                            ---------                              ---------                                ---------
Payment Date    0%   50%   75%  100%  125%   150%        0%   50%  75%   100%   125%  150%       0%  50%   75%   100%  125%  150%
                --   ---   ---  ----  ----   ----        --   ---  ---   ----   ----  ----       --  ---   ---   ----  ----   ----
8/24/1996
8/25/1997
8/25/1998
8/25/1999
8/25/2000
8/25/2001
8/25/2002
8/25/2003
8/25/2004
8/25/2005
8/25/2006
8/25/2007
8/25/2008
8/25/2009
8/25/2010
8/25/2011
8/25/2012
8/25/2013
8/25/2014
8/25/2015
8/25/2016
8/25/2017
8/25/2018
8/25/2019
8/25/2020
8/25/2021
8/25/2022
8/25/2023
8/25/2024
8/25/2025
8/25/2026
Weighted
Average
Life (Years)(1)


                            Class A-4                              Class A-5                                Class A-6
                            ---------                              ---------                                ---------
Payment Date    0%   50%   75%  100%  125%   150%        0%   50%  75%   100%   125%  150%       0%  50%   75%   100%  125%  150%
                --   ---   ---  ----  ----   ----        --   ---  ---   ----   ----  ----       --  ---   ---   ----  ----   ----
8/24/1996
8/25/1997
8/25/1998
8/25/1999
8/25/2000
8/25/2001
8/25/2002
8/25/2003
8/25/2004
8/25/2005
8/25/2006
8/25/2007
8/25/2008
8/25/2009
8/25/2010
8/25/2011
8/25/2012
8/25/2013
8/25/2014
8/25/2015
8/25/2016
8/25/2017
8/25/2018
8/25/2019
8/25/2020
8/25/2021
8/25/2022
8/25/2023
8/25/2024
8/25/2025
8/25/2026
Weighted
Average
Life (Years)(1)

- -----------------------------

 *       Greater than 0 but less than 0.5

(1)      The weighted  average life of the Class A Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Class A Certificate.

         The following tables set forth the percentages of the initial principal amount of the Class A Certificates that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 75%, 100%, 125% and 150% of the Prepayment Assumption (as defined above).

               PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                            Class A-7
                            ---------
Payment Date    0%   50%   75%  100%  125%   150%
                --   ---   ---  ----  ----   ----
8/24/1996
8/25/1997
8/25/1998
8/25/1999
8/25/2000
8/25/2001
8/25/2002
8/25/2003
8/25/2004
8/25/2005
8/25/2006
8/25/2007
8/25/2008
8/25/2009
8/25/2010
8/25/2011
8/25/2012
8/25/2013
8/25/2014
8/25/2015
8/25/2016
8/25/2017
8/25/2018
8/25/2019
8/25/2020
8/25/2021
8/25/2022
8/25/2023
8/25/2024
8/25/2025
8/25/2026
Weighted
Average
Life (Years)(1)

- -----------------------------

 *       Greater than 0 but less than 0.5

(1)      The weighted  average life of the Class A Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Class A Certificate.

Payment Lag Feature of Class A Certificates

         Pursuant to the Pooling and Servicing Agreement, an amount equal to Mortgagor payments with respect to each Home Equity Loan (net of the Servicing
Fee) received by the Servicer during each Remittance Period is to be remitted to the Trustee on or prior to the related Monthly Remittance Date; the Trustee will not be required to distribute any such amounts to the Owners until the next succeeding Payment Date. As a result, the monthly distributions to the Owners generally reflect Mortgagor payments during the prior Remittance Period, and the first Payment Date will not occur until August 25, 1996. Thus, the effective yield to the Owners will be below that otherwise produced by the related Pass-Through Rate because the distribution of the Class A Distribution Amount in respect of any given month will not be made until on or about the 25th day of the following month. This 25 day period between the last day of the Remittance Period and the Payment Date is identical to the 25 day delay period for FNMA securities.

                    FORMATION OF THE TRUST AND TRUST PROPERTY

         The Trust will be created and established pursuant to the Pooling and Servicing Agreement. The Seller will convey without recourse the Home Equity Loans to the Depositor, the Depositor will convey without recourse the Home Equity Loans to the Trust and the Trust will issue the Class A Certificates and the Class R Certificates to the Owners thereof.

         The property of the Trust shall include all (a) the Home Equity Loans together with the related Home Equity Loan documents and the Seller's interest in any Property which secures a Home Equity Loan and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account, the Capitalized Interest Account, and any other accounts held by the Trustee for the Trust together with investment earnings on such amounts and such amounts may be held by the Servicer in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided) whether in the form of cash, instruments, securities or other properties and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement (collectively, the "Trust Estate"). In addition to the foregoing, the Seller shall cause the Certificate Insurer to deliver the Insurance Policy to the Trustee for the benefit of the Owners of the Class A Certificates.

         The Class A Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the Depositor, the Seller, the Servicer or any of their affiliates; however, certain distributions due to the Owners of the Class A Certificates are insured by the Certificate Insurer.

         In addition to the Class A Certificates, the Trust will also issue the Class R Certificates which will be designated as the "residual interest" in the REMIC for purposes of the Code. The Class R Certificates are not being offered hereby.

         Prior to its formation the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, issuing the Certificates and distributing payments thereon. The Trust will not acquire any receivables or assets other than the Home Equity Loans and the rights appurtenant thereto, and will not have any need for additional capital resources. To the extent that borrowers make scheduled payments under the Home Equity Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

                             ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Initial Home Equity Loans and the Properties is based upon the pool as constituted at the close of business on the Cut-Off Date. Prior to the issuance of the Class A Certificates, Initial Home Equity Loans may be removed from the pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Pooling and Servicing Agreement, if the Seller deems such removal necessary or appropriate. A limited number of other Initial Home Equity Loans may be included in the pool prior to the issuance of the Certificates and the Subsequent Home Equity Loans will be added to the pool after the issuance of the Certificates.

         A current report on Form 8-K will be available to purchasers of the Class A Certificates and will be filed, and incorporated by reference to the Registration Statement together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Class A Certificates and within fifteen days of the addition of any Subsequent Home Equity Loans. In the event Initial Home Equity Loans are removed from or added to, or Subsequent Home Equity Loans are added to, the pool as set forth in the preceding paragraph, such removal or addition will be noted in a current report on Form 8-K.

                     DESCRIPTION OF THE CLASS A CERTIFICATES

General

         Each Class A Certificate will represent certain undivided, fractional ownership interests in the Trust Estate created and held pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein.

Payment Dates

         On each Payment Date, the Owners of each Class of Class A Certificates will be entitled to receive, from amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement (the "Certificate Account") and until the Certificate Principal Balance of such Class of Class A Certificates is reduced to zero, the aggregate Class A Distribution Amount as of such Payment Date allocated among each Class of Class A Certificates as described below. Distributions will be made in immediately available funds to Owners of Class A Certificates by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Register") maintained by the Trustee as registrar (the "Registrar").
Beneficial Owners may experience some delay in the receipt of their payments due to the operations of DTC. See "Risk Factors--Book Entry Registration" in the Prospectus and "Description of the Class A Certificates--Book Entry Registration of the Class A Certificates" herein and "Description of the Certificates--Book Entry Registration" in the Prospectus.

         The Pooling and Servicing Agreement will provide that an Owner, upon receiving the final distribution on such Owner's Certificate, will be required to send such Certificate to the Trustee. The Pooling and Servicing Agreement additionally will provide that, in any event, any Certificate as to which the final distribution thereon has been made shall be deemed canceled for all purposes of the Pooling and Servicing Agreement and the Insurance Policy.

         Each Owner of record of the related Class of Class A Certificates will be entitled to receive such Owner's Percentage Interest in the amounts due such Class on such Payment Date. The "Percentage Interest" of a Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Class A Certificate as of the Cut-Off Date by the Certificate Principal Balance for the related Class of the Class A Certificates as of the Cut-Off Date.

Distributions

         Upon receipt, the Trustee will be required to deposit into the Certificate Account, (i) any Insured Payments, (ii) the proceeds of any liquidation of the assets of the Trust, (iii) all remittances made to the Trustee by the Servicer and (iv) on the first Payment Date, the Capitalized Interest Requirement (as defined in the Pooling and Servicing Agreement) and any portion of the Pre-Funded Amount, if any, to be transferred on such Payment Dates.

         The Pooling and Servicing Agreement establishes a pass-through rate on each Class of Class A Certificates (each, a "Pass-Through Rate") as set forth in the Summary herein under "Certificates Offered." The "Expense Fee Rate" will equal the sum of the per annum rates at which the Servicing Fee, the Trustee Fee, any Trustee Reimbursable Expenses and the Premium Amount are calculated (which will be ________%).

         On each Payment Date, the Trustee is required to make the following disbursements and transfers from monies then on deposit in the Certificate Account as specified below in the following order of priority of each such transfer and disbursement:

         (i) first, on each Payment Date from amounts then on deposit in the Certificate Account, (A) to the Trustee, the Trustee Fee and the Trustee Reimbursable Expenses and (B) provided that no Certificate Insurer Default has occurred and is continuing, the Premium Amount for such Payment Date to the Certificate Insurer;

         (ii) second, on each Payment Date, the Trustee shall allocate an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to such Payment Date plus (y) any Subordination Reduction Amount with respect to such Payment Date (such sum being the "Total Monthly Excess Cashflow" with respect to such Payment Date) in the following order of priority:

                  (A) first, such Total Monthly Excess Cashflow shall be allocated to the payment of the Class A Principal Distribution Amount (excluding any Subordination Increase Amount) pursuant to clause (iv)(B) below in an amount equal to the amount, if any, by which (x) the Class A Principal Distribution Amount (excluding any Subordination Increase Amount) exceeds (y) the Available Funds for such Payment Date (net of the Expense Fee Rate and Current Interest) (the amount of such difference being an "Available Funds Shortfall"); and

                  (B) second, any portion of the Total Monthly Excess Cashflow remaining after the allocation described in clause (A) above shall be paid to the Certificate Insurer in respect of amounts owed on account of any Reimbursement Amount (as defined in the Pooling and Servicing Agreement) owed to the Certificate Insurer;

         (iii) third, the amount, if any, of the Total Monthly Excess Cashflow on a Payment Date remaining after the allocations and payments described in clause (ii) above is the "Net Monthly Excess Cashflow" Payment Date and is required to be applied in the following order or priority:

                  (A) first, such Net Monthly Excess Cashflow shall be used to reduce to zero, through the payment of a Subordination Increase Amount to the Owners of the Class A Certificates pursuant to clause (iv)(B) below, any Subordination Deficiency Amount as of such Payment Date; and

                  (B) second, any Net Monthly Excess Cashflow remaining after the applications and payments described in clause (A) above shall be paid to the Servicer to the extent of any unreimbursed Delinquency Advances, unreimbursed Servicing Advances and unreimbursed Compensating Interest;

         (iv) fourth, following the making by the Trustee of all allocations, transfers and disbursements described above from amounts (including any related Insured Payment ) then on deposit in the Certificate Account, the Trustee shall distribute:

                  (A)      to  the  Owners  of the  Class  A  Certificates,  the
                           Current   Interest  for  each  Class  (including  the
                           proceeds of any Insured Payments made by the Certificate Insurer) on a pro rata basis based on each such Class A Certificate's Current Interest without any priority among the Class A Certificates;

                  (B) to the Owners of Class A Certificates, the Class A Principal Distribution Amount shall be distributed as follows: (i) first, to the Owners of the Class A-1 Certificates until the Class A-1 Certificate Principal Balance is reduced to zero; (ii) second, to the Owners of the Class A-2 Certificates until the Class A-2 Certificate Principal Balance is reduced to zero; (iii) third, to the Owners of the Class A-3 Certificates until the Class A-3 Certificate Principal Balance is reduced to zero; (iv) fourth, to the Owners of the Class A-4 Certificates until the Class A-4 Certificate Principal Balance is reduced to zero; (v) fifth, to the Owners of the Class A-5
                           Certificates until the Class A-5 Certificate Principal Balance is reduced to zero; (vi) sixth, to the Owners of the Class A-6 Certificates until the Class A-6 Certificate Principal Balance is reduced to zero; and (vii) seventh, to the

                           Owners of the Class A-7 Certificates until the Class A-7 Certificate Principal Balance is reduced to zero; and

                  (C) to the Trustee, as reimbursement for all unreimbursable expenses incurred in connection with duties and obligations under the Pooling and Servicing Agreement; and

         (v) fifth, following the making by the Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the Certificate Account, the Trustee shall distribute to the Owners of the Class R Certificates, the remaining distributable amounts as specified in the Pooling and Servicing Agreement, for such Payment Date.

         The Trustee Fee, the Trustee Reimbursable Expenses, and the Premium Amount as of each Payment Date will be as set out in the Pooling and Servicing Agreement.

         "Current Interest" with respect to each Class of Class A Certificates means, with respect to any Payment Date (i) the aggregate amount of interest accrued during the preceding Accrual Period on the Class A Certificate Principal Balance of the related Class A Certificates plus (ii) the Preference Amount as it relates to interest previously paid on such Class of the Class A Certificates prior to such Payment Date plus (iii) the Carry Forward Amount, if any, with respect to such Class of Class A Certificates.

         The "Carry-Forward Amount" with respect to any Class of Class A Certificates is the amount as of any Payment Date, equal to the sum of (i) the amount, if any, by which (x) the Class A Current Interest for such Class exceeded (y) the amount of the actual distribution in respect of interest on such Class of Class A Certificates, made to the Owners of such Class of Class A Certificates on such immediately preceding Payment Date and (ii) 30 days interest on such excess at the related Pass-Through Rate for such Class of Class A Certificates.

         "Available Funds" as to each Payment Date is the amount on deposit in the Certificate Account on such Payment Date (net of Total Monthly Excess Cashflow and disregarding the amounts of any Insured Payments to be made on such Payment Date and inclusive of any investment earnings on eligible investments therein).

         "Total Available Funds" as to each Payment Date is the sum of (x) the amount on deposit in the Certificate Account (net of Total Monthly Excess
Cashflow) on such Payment Date and (y) any amounts of Total Monthly Excess Cashflow to be applied on such Payment Date (disregarding the amount of any Insured Payment to be made on such Payment Date) and (z) any deposit to the Certificate Account from the Pre-Funding Account or Capitalized Interest Account expected to be made in accordance with the Pooling and Servicing Agreement.

         The Trustee or Paying Agent shall (i) receive as attorney-in-fact of each Owner of Class A Certificates any Insured Payment from the Certificate Insurer and deposit such amounts into the Certificate Account and (ii) disburse the same to each Owner of Class A Certificates. The Pooling and Servicing Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A Certificates the Certificate Insurer will be subrogated to the rights of such Owners of Class A Certificates with respect to such Insured Payments, and shall receive reimbursement for such Insured Payment as provided in the Pooling and Servicing Agreement, but only from the sources and in the manner provided in the Pooling and Servicing Agreement for the payment of the Class A Distribution Amount to Owners of Class A Certificates, if any; such subrogation and reimbursement to have no effect on the Certificate Insurer's obligations under the Insurance Policy.

         The Pooling and Servicing Agreement provides that the term "Available Funds" does not include Insured Payments and does not include any amounts that cannot be distributed to the Owners of Class A Certificates, if any, by the Trustee as a result of proceedings under the United States Bankruptcy Code.

         Each Owner of a Class A Certificate will be required promptly to notify the Trustee in writing upon the receipt of a court order relating to a Preference Amount and will be required to enclose a copy of such order with such notice to the Trustee.

Pre-Funding Account

         On the Closing Date, the Pre-Funded Amount will be deposited in the Pre-Funding Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust. During the Funding Period, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Home Equity Loans in accordance with the Pooling and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to the Owners of the related Class A Certificates then entitled to receive principal payments on the Payment Date in August 1996 in reduction of the Certificate Principal Balance of such Owner's Certificates, thus resulting in a partial principal prepayment of the related Class A Certificates.

         Amounts on deposit in the Pre-Funding Account will be invested in Eligible Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account prior to each Payment Date during the Funding Period. The Pre-Funding Account will not be an asset of the REMIC.

Capitalized Interest Account

         On the Closing Date cash will be deposited in the Capitalized Interest Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Trustee to fund the excess, if any, of (i) the sum of the amount of interest accruing during the related interest accrual period at the weighted average of the Class A Pass-Through Rates of all Class A Certificates on the amount by which the aggregate Class A Certificate Principal Balance exceeds the aggregate Loan Balance of the Home Equity Loans and any Trustee Reimbursable Expenses and Certificate Insurer fees accruing during the related interest accrual period on such excess balance over (ii) the amount of any reinvestment income on monies on deposit in the Pre-Funding Account; such amounts on deposit will be so applied by the Trustee on the first Payment Date to fund any such excess. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period and not needed for such purpose will be paid to the depositor of such funds and will not thereafter be available for distribution to the Owners of the Class A Certificates.

         Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments. The Capitalized Interest Account will not be part of the REMIC.

Book Entry Registration of the Class A Certificates

         The Class A Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in such Book-Entry Certificates ("Beneficial Owners") may elect to hold their Book-Entry Certificates directly through DTC participants of such system ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per class of Class A Certificates which in the aggregate equal the principal balance of such Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's Ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC
Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Class A Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.
Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Transfers between Participants will occur in accordance with DTC rules.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book- Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in
accordance  with  DTC's  normal   procedures.   Each  DTC  Participant  will  be
responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Class A Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book- Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Assignment of Rights

         An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Certificate, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of the Pooling and Servicing Agreement described above. Notwithstanding the foregoing, the Pooling and Servicing Agreement provides that the Certificate Insurer will, in connection with the subrogation of the Certificate Insurer to the rights of the Owners of the Class A Certificates in an amount equal to Insured Payments for which the Certificate Insurer has not received reimbursement, be considered to be an "Owner" to the extent (but only to the extent) of such rights.

                             THE CERTIFICATE INSURER

         The information set forth in this section has been provided by the Certificate Insurer. No representation is made by the Underwriters, the Seller, the Servicer, the Depositor or any of their affiliates as to the accuracy or completeness of such information or any information related to the Certificate Insurer incorporated by reference herein.

General

         The Certificate Insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Certificate Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

         The Certificate Insurer and its subsidiaries are engaged exclusively in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. The Certificate Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset- backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Certificate Insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Certificate Insurer's underwriting criteria.

         The Certificate Insurer is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders include Fund American Enterprises Holdings, Inc., US WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd.

No  shareholder  of Holdings  is  obligated  to pay any debt of the  Certificate
Insurer or any claim under any insurance policy issued by the Certificate Insurer or to make any additional contribution to the capital of the Certificate Insurer.


         The principal executive offices of the Certificate Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.


Reinsurance

         Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Certificate Insurer or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Certificate Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Certificate Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Certificate Insurer's obligations under any financial guaranty insurance policy.

Ratings of Claims-Paying Ability

         The Certificate Insurer's claims-paying ability is rated "Aaa" by Moody's and "AAA" by each of Standard & Poor's, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Ratings" herein.

Capitalization

         The following table sets forth the capitalization of the Certificate Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of March 31, 1996 (in thousands):

                                                                  March 31, 1996
                                                                     (Unaudited)

Unearned Premium Reserve (net of
         prepaid reinsurance premiums)                                  $340,226
                                                                        --------
Shareholder's Equity:
         Common Stock                                                     15,000
         Additional Paid-In Capital                                      681,470
         Unrealized Loss on Investments
         (net of deferred income taxes)                                    (737)
         Accumulated Earnings                                             83,444
                                                                          ------
Total Shareholder's Equity                                               779,177
                                                                         -------
Total Unearned Premium Reserve and
         Shareholder's Equity                                         $1,119,403
                                                                      ==========

         For further information concerning the Certificate Insurer, see the Consolidated Financial Statements of the Certificate Insurer and Subsidiaries, and the notes thereto incorporated herein by reference. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the Certificate Insurer are available upon request to the State of New York Insurance Department.

Incorporation of Certain Documents by Reference

         The consolidated financial statements of the Certificate Insurer and Subsidiaries included as an exhibit to, the Annual Report on Form 10-K for the period ended December 31, 1995 and the unaudited financial statements of the Certificate Insurer and Subsidiaries' for the three month period ended March 31, 1996 included as an exhibit to the Quarterly Report on Form 10-Q for the period ended March 31, 1996, each of which have been filed with the Securities and Exchange Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement.

         All financial statements of the Certificate Insurer and Subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

Insurance Regulation

         The Certificate Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New
York, its state of domicile. In addition, the Certificate Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Certificate Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Certificate Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

         The Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of New York Insurance Law.

         The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of information regarding the Certificate Insurer set forth under the heading "The Certificate Insurer."

                               CREDIT ENHANCEMENT
Insurance Policy

         Simultaneously with the issuance of the Certificates, the Certificate Insurer will issue the Insurance Policy to the Trustee for the benefit of the Owners pursuant to which it will irrevocably and unconditionally guaranty payment on each Payment Date to the Trustee for the benefit of the Owners of the Class A Certificates of an amount equal to the Class A Distribution Amount for such Payment Date calculated in accordance with the original terms of the Class A Certificates when issued and without regard to any amendment or modification of the Class A Certificates or the Pooling and Servicing Agreement except amendments or modifications to which the Certificate Insurer has given its prior written consent. The amount of the Insured Payment, if any, made by the Certificate Insurer to the Owners of the Class A Certificates under the Insurance Policy on each Payment Date is the sum of (i) any shortfall in the amount required to pay the Subordination Deficit for such Payment Date from a source other than the Insurance Policy, (ii) any shortfall in the amount required to pay Current Interest for such Payment Date from a source other than the Insurance Policy and (iii) any shortfall in the amount required to pay the Preference Amount from a source other than the Insurance Policy. The effect of the Insurance Policy is to guaranty the timely payment of interest on, and the ultimate principal amount of, all Classes of the Class A Certificates.

         Payment of claims under the Insurance Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Payment Date.

         If any payment of an amount guaranteed by the Certificate Insurer pursuant to the Insurance Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that an Owner of a Class A Certificate is required to return principal or interest distributed with respect to a Class A Certificate during the term of the Insurance Policy because such distributions were avoidable preferences under applicable bankruptcy law, (B) a certificate of the Owner of the Class A Certificate that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Owner of the Class A Certificate, in such form as is reasonably required by the Certificate Insurer and provided to the Owner of the Class A Certificate by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner of the Class A Certificate relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses
(A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Owner of a Class A Certificate directly (unless an Owner of a Class A Certificate has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Owner of the Class A Certificate upon proof of such payment reasonably satisfactory to the Certificate Insurer).

         The terms "Receipt" and "Received," with respect to the Insurance Policy, means actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Insurance Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

         Under the Insurance Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed.

         The Certificate Insurer's obligations under the Insurance Policy in respect of Insured Payments shall be discharged to the extent funds are transferred to the Trustee as provided in the Insurance Policy, whether or not such funds are properly applied by the Trustee.

         The Certificate Insurer shall be subrogated to the rights of each Owner of a Class A Certificate to receive payments of principal and interest, as applicable, with respect to distributions on the Class A Certificates to the extent of any payment by the Certificate Insurer under the Insurance Policy. To the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Owners of the Class A Certificate, the Certificate Insurer will be subrogated to the rights of the Owners of the Class A Certificates, as applicable, with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of a Class A Certificate for purposes of payment and shall receive all future Class A Distribution Amounts until all such Insured Payments by the Certificate Insurer have been fully reimbursed, provided that the Owners of the Class A Certificate have received the full amount of the Class A Distribution Amount.

         Claims under the Insurance Policy will rank equally with any other unsecured and unsubordinated obligations of the Certificate Insurer except for certain obligations in respect of tax and other payments to which preference is or may become afforded by statute. The terms of the Insurance Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Seller. The Insurance Policy by its terms may not be cancelled or revoked. The Insurance Policy is governed by the laws of the State of New York.

         The Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Insurance Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event the Certificate Insurer were to become insolvent, any claims arising under the Insurance Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of part 2 of Division 1 of the California Insurance Code.

         Pursuant to the terms of the Pooling and Servicing Agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Owner of Certificate for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Owners of the Class A Certificate thereunder, without the consent of such Owners and the Owners of the Class A Certificate may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as a third party beneficiary to the Pooling and Servicing Agreement.

Overcollateralization Provisions

         Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, on each Payment Date, Net Monthly Excess Cashflow be applied on such Payment Date as an accelerated payment of principal on the related Class(es) of Class A Certificates, but only to the limited extent hereafter described. Net Monthly Excess Cashflow equals the excess of (i) the excess, if any of (x) the interest which is collected on the Home Equity Loans during a Remittance Period (net of the Servicing Fee and of certain miscellaneous administrative amounts) plus any Delinquency Advances and Compensating Interest over (y) the sum of the Current Interest (the difference between (x) and (y) is the "Total Monthly Excess Spread"), over (ii) the portion of the Total Monthly Excess Cashflow that is used to cover shortfalls in Available Funds on such Payment Date; provided, however, that for any Payment Date during the Funding Period, the sum obtained in (ii) above shall be multiplied by a fraction the numerator of which is the weighted average of the aggregate Loan Balances (weighted by the number of days such Loan Balance are held by the Trust) during the preceding Remittance Period and the denominator of which is the portion of the Maximum Collateral Amount as reduced by any actual payments of principal received on the Home Equity Loans prior to the related Remittance Date.

         The application of Net Monthly Excess Cashflow has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Home Equity Loans. To the extent that any Net Monthly Excess Cashflow is not so used, the Pooling and Servicing Agreement provides that it will be used to reimburse the Servicer with respect to any amounts owing to it, and, thereafter, paid to the Owners of the Class R Certificates.

         Pursuant to the Pooling and Servicing Agreement, the Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Class A Certificates until the Subordinated Amount has increased to the level required. "Subordinated Amount" means, with respect to each Payment Date, the excess, if any, of (x) the sum of (i) the aggregate Loan Balances of the Home Equity Loans as of the close of business on the last day of the preceding Remittance Period and (ii) any amount on deposit in the Pre-Funding Account at such time exclusive of any Pre-Funding Account Earnings (as defined in the Pooling and Servicing Agreement) over (y) the related Class A Certificate Principal Balance as of such Payment Date (after taking into account the payment of the Class A Principal Distribution Amount (except for any Subordination Deficit or Subordination Increase Amount) on such Payment Date). Any amount of Net Monthly Excess
Cashflow actually applied as an accelerated payment of principal is a "Subordination Increase Amount." The required level of the Subordinated Amount with respect to a Payment Date is the "Specified Subordinated Amount." The Pooling and Servicing Agreement generally provides that the Specified Subordinated Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers including triggers that allow the Specified Subordinated Amount to decrease or "step down" based on the performance on the Home Equity Loans with respect to certain tests specified in the Pooling and Servicing Agreement based on delinquency rates and cumulative losses. In addition, Net Monthly Excess Cashflow will be applied to the payment in reduction of principal of the Class A Certificates during the period that the Home Equity Loans are unable to meet certain tests specified in the Pooling and Servicing Agreement based on delinquency rates and cumulative losses.

         In the event that the Specified Subordinated Amount is permitted to decrease or "step down" on a Payment Date in the future, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the Owners of the related Class A Certificates on such Payment Date shall be distributed to the Owners of the Class R Certificates over the period specified in the Pooling and Servicing Agreement. This has the effect of decelerating the amortization of Class A Certificates relative to the amortization of the Home Equity Loans and of reducing the related Subordinated Amount. With respect to any Payment Date, the excess, if any, of (x) the related Subordinated Amount on such Payment Date after taking into account all distributions to be made on such Payment Date (except for any distributions of related Subordination Reduction Amounts as described in this sentence) over (y) the related Specified Subordinated Amount is the "Excess Subordinated Amount" for such Payment Date. If, on any Payment Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Payment Date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the Owners of the Class A Certificates on such Payment Date shall instead be distributed to the Owners of the Class R Certificates (to the extent available therefor) in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the amount available for distribution on account of principal with respect to the Class A Certificates on such Payment Date; such amount being the "Subordination Reduction Amount" with respect to the related Payment Date. As a result of the cash flow structure of the Trust, Subordination Reduction Amounts may result even prior to the occurrence of any decrease or "step down" in the related Specified Subordinated Amount. This is because the Owners of the Class A Certificates will generally be entitled to receive 100% of collected principal, even though the Class A Certificate Principal Balance will, following the accelerated amortization resulting from the application of the Net Monthly Excess Cashflow, represent less than 100% of the aggregate Loan Balance. Accordingly, in the absence of the provisions relating to Subordination Reduction Amounts, the Subordinated Amount would increase above the Specified Subordinated Amount requirements even without the further application of any Net Monthly Excess Cashflow.

         The Pooling and Servicing Agreement provides generally that, on any Payment Date all amounts collected on account of principal (other than any such amount applied to the payment of a Subordination Reduction Amount) during the prior Remittance Period will be distributed to the Owners of the related Class A Certificates on such Payment Date. If any Home Equity Loan became a Liquidated Loan during such prior Remittance Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Home Equity Loan; the amount of any such insufficiency is a "Realized
Loss." In addition, the Pooling and Servicing Agreement provides that the principal balance of any Home Equity Loan which becomes a Liquidated Loan shall thenceforth equal zero. The Pooling and Servicing Agreement does not contain any requirement that the amount of any Realized Loss be distributed to the Owners of the related Class A Certificates on the Payment Date which immediately follows the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Subordinated Amount, which to the extent that such reduction causes the Subordinated Amount to be less than the related Specified Subordinated Amount applicable to the related Payment Date, will require the payment of a Subordination Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Date, on subsequent Payment Dates, until the Subordinated Amount equals the related Specified Subordinated Amount). The effect of the foregoing is to allocate losses to the Owners of the Class R Certificates by reducing, or eliminating entirely, payments of Total Monthly Excess Spread and Subordination Reduction Amounts which such Owners would otherwise receive.

         Overcollateralization and the Insurance Policy. The Pooling and Servicing Agreement defines a "Subordination Deficit" with respect to a Payment Date to be the amount, if any, by which (x) the aggregate of the related Class A Certificate Principal Balances with respect to such Payment Date, after taking into account all distributions to be made on such Payment Date (except for any Subordination Deficit and Subordination Increase Amount), exceeds (y) the sum of
(a) the aggregate Loan Balances of the Home Equity Loans as of the close of business on the last day of the prior Remittance Period and (b) the amount, if any, on deposit in the Pre-Funding Account on such Payment Date exclusive of Pre-Funding Account Earnings. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the Insurance Policy not later than the third Business Day prior to any Payment Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Owners of the related Class A Certificates on such Payment Date. The Insurance Policy is thus similar to the subordination provisions described above insofar as the Insurance Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Owners of the Class A Certificates. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Home Equity Loan Pool, they may temporarily receive no distributions of principal when they would otherwise be entitled thereto under the principal allocation provisions described herein. Nevertheless, the exposure to risk of loss of principal of the Owners of the Class A Certificates depends in part on the ability of the Certificate Insurer to satisfy its obligations under the Insurance Policy. In that respect and to the extent that the Certificate Insurer satisfies such obligations, the Owners of the Class A Certificates are insulated from shortfalls in Available Funds that may arise.

                       THE POOLING AND SERVICING AGREEMENT

         In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in the Prospectus and this Prospectus Supplement there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

         Covenant of the Seller to Take Certain Actions with Respect to the Home Equity Loans in Certain Situations

         Pursuant to the Pooling and Servicing Agreement, upon the discovery by the Depositor, the Seller, the Certificate Insurer, any Sub-Servicer, any Owner, the Custodian or the Trustee that the representations and warranties set forth below are untrue in any material respect as of the Closing Date with the result that the interests of the Owners or of the Certificate Insurer are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties.

         Upon the earliest to occur of the Seller's discovery, its receipt of notice of breach from any of the other parties or such time as a situation resulting from an existing statement which is untrue materially and adversely affects the interests of the Owners or the Certificate Insurer, the Seller will be required promptly to cure such breach in all material respects or the Seller shall on the second Monthly Remittance Date next succeeding such discovery, such receipt of notice or such time (i) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by the Seller a "Qualified Replacement Mortgage" (as such is defined in the Pooling and Servicing Agreement) and deliver an amount equal to such difference (the "Substitution Amount") to the Trustee on behalf of the Trust as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price (as defined below) thereof. Notwithstanding any provision of the Pooling and Servicing Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is imminent, no such repurchase or substitution will be made unless the Seller obtains for the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters and acceptable to the Trustee and the Certificate Insurer to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of the Trust (other than the Non-REMIC Accounts) as a REMIC (a "REMIC Opinion") addressed to the Trustee and the Certificate Insurer and acceptable to the Trustee and the Certificate Insurer. The Seller shall also deliver an Officer's Certificate to the Trustee and the Certificate Insurer concurrently with the delivery of a Qualified Replacement Mortgage stating that such Home Equity Loan meets the requirements of a Qualified Replacement Mortgage and that all other conditions to the substitution thereof have been satisfied. Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to the Pooling and Servicing Agreement shall be repurchased or substituted for (subject to compliance with the provisions of the Pooling and Servicing Agreement) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Home Equity Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion. In connection with any breach of a representation, warranty or covenant or defect in documentation giving rise to such repurchase or substitution obligation, the Seller agrees that it shall, at its expense, furnish the Trustee and the Certificate Insurer either a REMIC Opinion or an opinion of counsel rendered by independent counsel that the effects described in a REMIC Opinion may occur as a result of any such repurchase or substitution. The obligation of the Seller to so substitute or repurchase any Home Equity Loan as to which such a statement set forth below is untrue in any material respect and has not been remedied constitutes the sole remedy respecting a discovery of any such statement which is untrue in any material respect available to the Owners, the Trustee and the Certificate Insurer.

         "Loan Purchase Price" means an amount equal to the Loan Balance of such Home Equity Loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus all accrued and unpaid interest on such Home Equity Loan at the Coupon Rate to but not including the Monthly Remittance Date in the Remittance Period of such purchase together with (without duplication) the aggregate amount of (i) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan, (ii) all Delinquency Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan and (iii) all reimbursed Delinquency Advances to the extent that such reimbursement is not made from the Mortgagor or from Liquidation Proceeds from the respective Home Equity Loan.

Assignment of Home Equity Loans

         Pursuant to the Pooling and Servicing Agreement, the Seller on the Closing Date will transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Owners all right, title and interest of the Seller in and to each Initial Home Equity Loan and all its right, title and interest in and to principal and interest due on each such Initial Home Equity Loan after the Cut-Off Date; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal (including Prepayments) and interest due on each Initial Home Equity Loan on or prior to the Cut-Off Date (whether or not received on or prior to the Cut-Off Date). Purely as a protective measure and not to be construed as contrary to the parties intent that the transfer on the Closing Date is a sale, the Seller has also been deemed to have granted to the Depositor and the Depositor has also been deemed to have granted to the Trustee a security interest in the Trust Estate in the event that the transfer of the Trust Estate is deemed to be a loan and not a sale.

         In connection with the transfer and assignment of the Initial Home Equity Loans on the Closing Date and the Subsequent Home Equity Loans on each Subsequent Transfer Date, the Seller will be required to:

                  (i) deliver without recourse to The First National Bank of Boston (the "Custodian") on behalf of the Trustee on the Closing Date with respect to each Initial Home Equity Loan or on each Subsequent Transfer Date with respect to each Subsequent Home Equity Loan identified in the related Schedule of Home Equity Loans (A) the original Notes, endorsed in blank or to the order of the Trustee, (B)
         (I) the original title insurance commitment or a copy thereof certified as a true copy by the closing agent or the Seller, or if available, the original title insurance policy or a copy certified by the issuer of the title insurance policy or (II) the attorney's opinion of title, (C) originals or copies of all intervening assignments certified as true copies by the closing agent or the Seller, showing a complete chain of title from origination to the Trustee, if any, including warehousing assignments, if recorded, (D) originals of all assumption and modification agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to Seller from the applicable recording office) or a copy (if such original Mortgage has not been returned to Seller from the applicable recording office) of the Mortgage certified as a true copy by the closing agent or the Seller or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or retained by the recording office;

                  (ii) cause,  within 60 days  following  the Closing  Date with respect to the Initial Home Equity Loans, or Subsequent Transfer Date with respect to Subsequent Home Equity Loans, assignments of the Mortgages to "The Chase Manhattan Bank, as Trustee of IMC Home Equity Loan Trust 1996-3 under the Pooling and Servicing Agreement dated as of July 1, 1996" (except that with respect to any Home Equity Loan with a Property located in New Jersey "Chemical Bank New Jersey, N.A., as Co-Trustee of IMC Home Equity Loan Trust 1996-3 under the Pooling and Servicing Agreement dated as of July 1, 1996") to be submitted for recording in the appropriate jurisdictions; provided, however, that the Seller shall not be required to prepare any assignment of Mortgage for a Mortgage with respect to which the original recording information has not yet been received from the recording office; provided, further, that the Seller shall not be required to record an assignment of a Mortgage if the Seller furnishes to the Trustee, the Certificate Insurer and the Rating Agencies, on or before the Closing Date with respect to the Initial Home Equity Loans or on each Subsequent Transfer Date with respect to the Subsequent Home Equity Loans, at the Seller's expense, an opinion of counsel with respect to the relevant jurisdiction that such recording is not required to perfect the Trustee's interests in the related Mortgages Loans (in form satisfactory to the Trustee, the Certificate Insurer and the Rating Agencies);


                  (iii) deliver the title insurance policy, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the Custodian on behalf of the Trustee within 15 days of receipt thereof by the Seller (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Seller, within one year after the Closing Date with respect to the Initial Home Equity Loans, or each Subsequent Transfer Date with respect to the Subsequent Home Equity Loans); and

                  (iv) furnish to the Trustee, the Certificate Insurer and the Rating Agencies, at the Seller's expense, an opinion of counsel with respect to the sale and perfection of all Subsequent Home Equity Loans delivered to the Trust in form and substance satisfactory to the Trustee, the Certificate Insurer and the Rating Agencies.

         The Trustee will agree, for the benefit of the Owners, to cause the Custodian to review each File within 45 days after the Closing Date or Subsequent Transfer Date (or the date of receipt of any documents delivered to the Trustee after the Closing Date or Subsequent Transfer Date) to ascertain that all required documents (or certified copies of documents) have been executed and received.

         If the Custodian on behalf of the Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, is unrelated to the Home Equity Loans or that any Home Equity Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Home Equity Loans, the Custodian on behalf of the Trustee will be required to promptly notify the Depositor, the Seller, the Owners and the Certificate Insurer. The Seller will agree in the Pooling and Servicing Agreement to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Custodian on behalf of the Trustee. If, however, within 90 days after such notice to it respecting such defect the Seller shall not have remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan of the Owners or the Certificate Insurer, the Seller will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the Seller to) (i) substitute in lieu of such Home Equity Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Trustee on behalf of the Trust as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Home Equity Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Trust along with the Monthly Remittance remitted by the Servicer on such Remittance Date.

         In addition to the foregoing, the Custodian on behalf of the Trustee has agreed to make a review during the 12th month after the Closing Date indicating the current status of the exceptions previously indicated on the Pool Certification (the "Final Certification"). After delivery of the Final Certification, the Custodian, on behalf of the Trustee and the Servicer shall provide to Certificate Insurer no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

Servicing and Sub-Servicing

         The Servicer is required to service the Home Equity Loans in accordance with the Pooling and Servicing Agreement, the terms of the respective Home Equity Loans, and the servicing standards set forth in FNMA's Servicing Guide (the "FNMA Guide"); provided, however, that to the extent such standards, such obligations or the FNMA Guide is amended by FNMA after the date of the Pooling and Servicing Agreement and the effect of such amendment would be to impose upon the Servicer any material additional costs or other burdens relating to such servicing obligations, the Servicer may, at its option, determine not to comply with such amendment in accordance with the servicing standards set forth in the Pooling and Servicing Agreement.

         The Servicer may retain from the interest portion of each monthly payment, the Servicing Fee. In addition, the Servicer will be entitled to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the Pooling and Servicing Agreement, and similar items.

         The Servicer is required to make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and, to the extent such procedures are consistent with the Pooling and Servicing Agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all Home Equity Loans at least as rigorous as those described in the FNMA Guide. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Servicer would be entitled to retain as additional servicing compensation. In the event the Servicer consents to the deferment of the due dates for payments due on a Note, the Servicer will nonetheless be required to make payment of any required Delinquency Advances with respect to the interest payments so extended to the same extent as if the interest portion of such installment were due, owing and delinquent and had not been deferred.

         The Servicer is required to create, or cause to be created, in the name of the Trustee, at one or more depository institutions a principal and interest account maintained as a trust account in the trust department of such institution (the "Principal and Interest Account"). All funds in the Principal and Interest Account are required to be held (i) uninvested, or (ii) invested in Eligible Investments (as defined in the Pooling and Servicing Agreement). Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Account are for the account of, and any losses therein are also for the account of, and must be promptly replenished by, the Servicer.

         The Servicer is required to deposit to the Principal and Interest Account, within one business day following receipt, all principal and interest due on the Home Equity Loans after the Cut-Off Date, including any Prepayments, the proceeds of any liquidation of a Home Equity Loan net of expenses and unreimbursed Delinquency Advances ("Net Liquidation Proceeds"), any income from REO Properties and Delinquency Advances, but net of (i) Net Liquidation Proceeds to the extent that such Net Liquidation Proceeds exceed the sum of (I) the Loan Balance of the related Home Equity Loan immediately prior to liquidation, (II) accrued and unpaid interest on such Home Equity Loan (net of the Servicing Fee) to the date of such liquidation and (III) any Realized Losses during the related Remittance Period, (ii) principal (including Prepayments) collected and interest due on the Home Equity Loans on or prior to the Cut-Off Date, (iii) reimbursements for Delinquency Advances, and (iv) reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all such net amounts being referred to herein as the "Daily Collections").

         The Servicer may make withdrawals for its own account from the Principal and Interest Account in the following order and only for the following purposes:

                    (i) on each Monthly Remittance Date, to pay itself the Servicing Fee;

                    (ii) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

                    (iii) to withdraw amounts that have been deposited to the Principal and Interest Account in error;

                    (iv)   to  reimburse  itself  for  unrecovered   Delinquency
                           Advances  and  to  retain  any  excess   Compensating
                           Interest; and

                    (v) to clear and terminate the Principal and Interest Account following the termination of the Trust.

         The Servicer will remit to the Trustee for deposit in the Certificate Account the Daily Collections allocable to a Remittance Period not later than the related Monthly Remittance Date, and Loan Purchase Prices and Substitution Amounts two Business Days following the related repurchase or substitution, as the case may be.

         On each Monthly Remittance Date, the Servicer shall be required to remit to the Trustee for deposit to the Certificate Account out of the Servicer's own funds any Delinquent payment of interest with respect to each Delinquent Home Equity Loan, which payment was not received on or prior to the related Remittance Date and was not theretofore advanced by the Servicer. Such amounts of the Servicer's own funds so deposited are "Delinquency Advances." The Servicer may reimburse itself on any Business Day for any Delinquency Advances paid from the Servicer's own funds, from collections on any Home Equity Loan that are not required to be distributed on the Payment Date occurring during the month in which such reimbursement is made or from the Certificate Account out of Net Monthly Excess Cashflow.

         Notwithstanding the foregoing, in the event that the Servicer determines in its reasonable business judgment in accordance with the servicing standards of the Pooling and Servicing Agreement that any proposed Delinquency Advance if made would not be recoverable, the Servicer shall not be required to make such Delinquency Advances with respect to such Home Equity Loan. To the extent that the Servicer previously has made Delinquency Advances with respect to a Home Equity Loan that the Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances as provided above. The Servicer shall give written notice of such determination as to why such amount is or would be nonrecoverable to the Trustee and the Certificate Insurer.

         The Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii) the cost of the management and liquidation of Property acquired in satisfaction of the related Mortgage, except to the extent that such amounts are determined by the Servicer in its reasonable business judgment that any proposed Servicing Advance would not be recoverable. Such costs and expenses will constitute "Servicing Advances". The Servicer may recover a Servicing Advance to the extent permitted by the Home Equity Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan or from certain amounts on deposit in the Certificate Account as provided in the Pooling and Servicing Agreement. Except as provided above, in no case may the Servicer recover Servicing Advances from the principal and interest payments on any other Home Equity Loan.

         A full month's interest at the Coupon Rate will be due on the outstanding Loan Balance of each Home Equity Loan as of the beginning of each Remittance Period. If a prepayment in full of a Home Equity Loan or a Prepayment of at least six times a Mortgagor's Monthly Payment occurs during any calendar month, any difference between the interest collected from the Mortgagor in connection with such payoff and the full month's interest at the Coupon Rate that would be due on the related due date for such Home Equity Loan (such difference, the "Compensating Interest") (but not in excess of the aggregate
Servicing Fee for the related Remittance Period), will be required to be deposited to the Principal and Interest Account (or if such difference is an excess, the Servicer shall retain such excess) on the next succeeding Monthly Remittance Date by the Servicer and shall be included in the Monthly Remittance Amount to be made available to the Trustee on the next succeeding Monthly Remittance Date.

         The Servicer, and in the absence of the exercise thereof by the Servicer, the Certificate Insurer will have the right and the option, but not the obligation, to purchase for its own account any Home Equity Loan which becomes delinquent as to three consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer; provided, however, that the Servicer may not purchase any such Home Equity Loan unless the Servicer has delivered to the Certificate Insurer and the Trustee, at the Servicer's expense, an opinion of counsel acceptable to the Certificate Insurer and the Trustee to the effect that such a purchase would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of the Trust (other than the Non-REMIC Accounts) as a REMIC. The purchase price for any such Home Equity Loan is equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

         The Servicer is required to cause to be liquidated any Home Equity Loan relating to a Property as to which ownership has been effected in the name of the Servicer on behalf of the Trust and which has not been liquidated within 23 months of such effecting of ownership at such price as the Servicer deems necessary to comply with this requirement, or within such period of time as may, in the opinion of counsel nationally recognized in federal income tax matters, be permitted under the Code.

         If so required by the terms of any Home Equity Loan, the Servicer will be required to cause hazard insurance to be maintained with respect to the related Property and to advance sums on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Home Equity Loan.

         The Servicer will have the right under the Pooling and Servicing Agreement (upon receiving the consent of the Certificate Insurer) to accept applications of Mortgagors for consent to (i) partial releases of Mortgages,
(ii) alterations and (iii) removal, demolition or division of Properties. No application for approval may be considered by the Servicer unless: (i) the provisions of the related Note and Mortgage have been complied with; (ii) the loan-to-value ratio and debt-to-income ratio after any release does not exceed the loan-to-value ratio and debt-to- income ratio of such Note on the Cut-Off Date and any increase in the loan-to-value shall not exceed 5% unless approved in writing by the Certificate Insurer; and (iii) the lien priority of the related Mortgage is not affected.

         The Servicer shall not agree to any modification, waiver or amendment of any provision of any Home Equity Loan unless, in the Servicer's good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Home Equity Loan and only in the event of a payment default with respect to such Home Equity Loan or in the event that a payment default with respect to such Home Equity Loan is reasonably foreseeable by the Servicer; provided, however, that no such modification, waiver or amendment shall extend the maturity date of such Home Equity Loan beyond August 1, 2026. Notwithstanding anything set forth in the Pooling and Servicing Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Home Equity Loan if required by statute or a court of competent jurisdiction to do so.

         The Servicer shall provide written notice to the Trustee and the Certificate Insurer prior to the execution of any modification, waiver or amendment of any provision of any Home Equity Loan; provided that if the Certificate Insurer does not object in writing to the modification, waiver or amendment specified in such notice within 5 Business Days after its receipt thereof, the Servicer may effectuate such modification, waiver or amendment and shall deliver to the Custodian, on behalf of the Trustee for deposit in the related File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof.

         As noted under "The Seller and Servicer -- General" herein, the Servicer, with the consent of the Certificate Insurer, will be permitted under the Pooling and Servicing Agreement to enter into Sub-Servicing Agreements for any servicing and administration of Home Equity Loans with any institution that
(x) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement, (y) has experience servicing home equity loans that are similar to the Home Equity Loans and (z) has equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles).

         With the consent of the Certificate Insurer, the Servicer may enter into Sub-Servicing Agreements with Sub-Servicers with respect to the servicing of the Home Equity Loans. No Sub-Servicing arrangements discharge the Servicer from its servicing obligations. Notwithstanding any Sub-Servicing Agreement, the Servicer will not be relieved of its obligations under the Pooling and Servicing Agreement and the Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify the Pooling and Servicing Agreement.

         The Servicer (except the Trustee if it is required to succeed the Servicer under the Pooling and Servicing Agreement) has agreed to indemnify and hold the Trustee, the Certificate Insurer, and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Certificate Insurer, and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the Pooling and Servicing Agreement. The Servicer shall immediately notify the Trustee, the Certificate Insurer and each Owner if a claim is made by a third party with respect to the Pooling and Servicing Agreement, and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Certificate Insurer and/or Owner in respect of such claim. The Trustee shall reimburse the Servicer from amounts otherwise distributable on the Class R Certificates for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Servicer to perform its duties in compliance with the Pooling and Servicing Agreement. The indemnification provisions shall survive the termination of the Pooling and Servicing Agreement and the payment of the outstanding Certificates.

         The Servicer will be required to deliver to the Trustee, the Certificate Insurer, and the Rating Agencies on or before April 30 of each year, commencing in 1997: (1) an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default and (2) a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Audit Procedure for Mortgage Bankers, and stating such firm's conclusions relating thereto.

Removal and Resignation of Servicer

         The Certificate Insurer (or, the Owners, with the consent of the Certificate Insurer) will have the right to, pursuant to the Pooling and Servicing Agreement, remove the Servicer upon the occurrence of certain events (collectively, the "Servicer Termination Events") including, without limitation:
(a) certain acts of bankruptcy or insolvency on the part of the Servicer; (b) certain failures on the part of the Servicer to perform its obligations under the Pooling and Servicing Agreement (including certain performance tests related to the delinquency rate and cumulative losses of the Home Equity Loan Pool); (c) the failure to cure material breaches of the Servicer's representations in the Pooling and Servicing Agreement; or (d) certain mergers or other combinations of the Servicer with another entity.

         The Servicer is not permitted to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such conflict being of a type and nature carried on by the Servicer on the date of the Pooling and Servicing Agreement. Any such determination permitting the resignation of the Servicer is required to be evidenced by an opinion of counsel to such effect which shall be delivered, and reasonably acceptable, to the Trustee and the Certificate Insurer.

         Upon removal or resignation of the Servicer, the Trustee may (A) solicit bids for a successor servicer as described in the Pooling and Servicing Agreement or (B) shall appoint the Backup Servicer as Servicer. The Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by FHLMC or FNMA, having equity of not less than $5,000,000, and acceptable to the Certificate Insurer and a majority of the Owners of the Class R Certificates (provided that if the Certificate Insurer and such Owners cannot agree as to the acceptability of such successor servicer, the decision of the Certificate Insurer shall control) as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

         No removal or resignation of the Servicer will become effective until the Backup Servicer, the Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

The Trustee

         Chemical Bank, a New York banking corporation, having its principal corporate trust office at 450 West 33rd Street, New York, New York 10001, will be named as Trustee under the Pooling and Servicing Agreement.

Reporting Requirements

         On each Payment Date the Trustee will be required to report in writing (based on information provided to the Trustee by the Servicer) to each Owner, the Rating Agencies and the Certificate Insurer:

                  (i) the amount of the distribution with respect to the Class A Certificates and the Class R Certificates (based on a Certificate in the original principal amount of $1,000);

                  (ii) the amount of such distributions allocable to principal on the Home Equity Loans, separately identifying the aggregate amount of any prepayments in full or Prepayments or other recoveries of principal included therein and any Pre-Funded Amounts distributed as a prepayment (based on a Certificate in the original principal amount of $1,000) and any Subordination Increase Amount;

                  (iii) the amount of such distribution allocable to interest on the Home Equity Loans (based on a Certificate in the original principal amount of $1,000);

                  (iv) if the distribution (net of any Insured Payment) to the Owners of any Class of the Class A Certificates on such Payment Date was less than the related Class A Distribution Amounts on such Payment Date and the related Class A Carry-Forward Amount resulting therefrom;

                  (v) the amount of any Insured Payment included in the amounts distributed to the Owners of Class A Certificates on such Payment Date;

                  (vi) the principal amount of each Class of Class A Certificate (based on a Certificate in the original principal amount of $1,000) which will be Outstanding after giving effect to any payment of principal on such Payment Date;

                  (vii) the Subordinated Amount and Subordination Deficit, if any, remaining after giving effect to all distributions and transfers on such Payment Date;

                  (viii) the aggregate Loan Balance of all Home Equity Loans, and the aggregate Loan Balance of the Initial Home Equity Loans and the Subsequent Home Equity Loans, in each case after giving effect to any payment of principal on such Payment Date;

                  (ix) based upon information furnished by the Seller such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                  (x) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution;

                  (xi) the weighted average Coupon Rate of the Home Equity Loans and in the aggregate;

                  (xii) such other information as the Certificate Insurer or any Owner may reasonably request with respect to delinquent Home Equity Loans;

                  (xiii)   the largest Home Equity Loan balance outstanding; and

                  (xiv) for Payment Dates during the Funding Period, the total remaining Pre-Funded Amount and the Pre-Funded Amount.

         Certain obligations of the Trustee to provide information to the Owners are conditioned upon such information being received from the Servicer.

         In addition, on the Business Day preceding each Payment Date the Trustee will be required to distribute to each Owner, the Certificate Insurer and the Rating Agencies, together with the information described above, the following information prepared by the Servicer and furnished to the Trustee for such purpose;

                  (a) the number and aggregate principal balances of Home Equity
         Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent, (iii) 90 or more days delinquent, as of the close of business on the last day of the Remittance Period immediately preceding the Payment Date, (iv) the numbers and aggregate Loan Balances of all Home Equity Loans as of such Payment Date and (v) the percentage that each of the amounts represented by clauses (i), (ii) and (iii) represent as a percentage of the respective amounts in clause (iv);

                  (b) the status and the number and dollar amounts of all Home Equity Loans in foreclosure proceedings as of the close of business on the last day of the Remittance Period immediately preceding such Payment Date;

                  (c) the number of Mortgagors and the Loan Balances of (i) the related Mortgages involved in bankruptcy proceedings as of the close of business on the last day of the Remittance Period immediately preceding such Payment Date and (ii) Home Equity Loans that are "balloon" loans;

                  (d) the existence and status of any Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last day of the Remittance Period immediately preceding the Payment Date;

                  (e) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last day of the Remittance Period immediately preceding the Payment Date;

                  (f) the Cumulative Loss Percentage, the amount of cumulative Realized Losses, the current period Realized Losses and the Annual Loss Percentage (Rolling Twelve Month) (each as defined in the Pooling and Servicing Agreement); and

                  (g) the 60+ Delinquency Percentage and the amount of 60-Day Delinquent Loans (each as defined in the Pooling and Servicing Agreement).


Removal of Trustee for Cause

         The Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Trustee: (1) failure to make distributions of available amounts; (2) certain breaches of covenants and representations by the Trustee; (3) certain acts of bankruptcy or insolvency on the part of the Trustee; and (4) failure to meet the standards of Trustee eligibility as set forth in the Pooling and Servicing Agreement.

         If any such event occurs and is continuing, then and in every such case
(i) the Certificate Insurer or (ii) with the prior written consent of the Certificate Insurer (which is required not to be unreasonably withheld), the Depositor and the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class R Certificates, may appoint a successor trustee.

Governing Law

         The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Amendments

         The Trustee, the Depositor, the Seller and the Servicer with the consent of the Certificate Insurer may, at any time and from time to time and without notice to or the consent of the Owners, amend the Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the purposes of (i) if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as such term is defined in the Code), (ii) complying with the requirements of the Code including any amendments necessary to maintain REMIC status, (iii) curing any ambiguity, (iv) correcting or supplementing any provisions therein which are inconsistent with any other provisions therein, or (v) for any other purpose, provided that in the case of clause (v), (A) the Seller delivers an opinion of counsel acceptable to the Trustee that such amendment will not adversely affect in any material respect the interest of the Owners and (B) such amendment will not result in a withdrawal or reduction of the rating of the Class A Certificates without regard to the Certificate Insurance Policy. Notwithstanding anything to the contrary, no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate, (b) change the percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding or (c) which affects in any manner the terms or provisions of the Certificate Insurance Policy.

         The Trustee will be required to furnish written notification of the substance of any such amendment to each Owner in the manner set forth in the Pooling and Servicing Agreement.

Termination of the Trust

         The Pooling and Servicing Agreement will provide that the Trust will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts required to be paid to such Owners upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination pursuant to clause (c) above, the Owners of all Certificates then outstanding will be required to furnish to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such liquidation constitutes a Qualified Liquidation.

Optional Termination

         By Owners of Class R Certificates. At their option, the Owners of a majority of the Percentage Interest represented by the Class R Certificates then Outstanding may on any Monthly Remittance Date when the aggregate outstanding Loan Balances of the Home Equity Loans is 10% or less of the Maximum Collateral Amount purchase from the Trust all (but not fewer than all) remaining Home Equity Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the Trust Estate, and thereby effect early retirement of the Certificates.

         Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the Trust (other than the Non-REMIC Accounts) does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination the Certificate Insurer or the Owners of a majority in Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following section discusses certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates. Such section must be considered only in connection with "Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Certificates.

REMIC Election

         Pursuant to the Pooling and Servicing Agreement, the Trustee will elect to treat the Trust (other than the Non-REMIC Accounts) as a REMIC for federal income tax purposes. The REMIC will issue the Class A Certificates all of which will be designated as the regular interests in the REMIC and the Class R Certificates which will be designated as the residual interest in the REMIC. See "Formation of the Trust and Trust Property" herein.

         Qualification as a REMIC requires ongoing compliance with certain conditions. Arter & Hadden, special tax counsel, is of the opinion that, for federal income tax purposes, assuming (i) the REMIC election is made and (ii) compliance with the Pooling and Servicing Agreement, the REMIC will be treated as a REMIC, the Class A Certificates will be treated as "regular interests" in the REMIC and the Class R Certificates will be the sole "residual interest" in the REMIC. Except as indicated below and in the Prospectus, for federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of the Class A Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Class A Certificates under an accrual method.

         The prepayment assumption for each Class of the Class A Certificates for calculating original issue discount is 100% of the applicable Prepayment Assumption. See "Prepayment and Yield Considerations -- Projected Prepayment and Yield for Class A Certificates" herein.

         As a result of the qualification of the REMIC as a "REMIC", the Trust will not be subject to federal income tax except with respect to (i) income from prohibited transactions, (ii) "net income from foreclosure property" and (iii) certain contributions to the Trust after the Closing Date (see "Federal Income Tax Consequences" in the Prospectus). The total income of the Trust (exclusive of any income that is taxed at the REMIC level) will be taxable to the Beneficial Owners of the Certificates.

         Under the laws of New York State and New York City, an entity that is treated for federal income tax purposes as a REMIC generally is exempt from entity level taxes imposed by those jurisdictions. This exemption does not apply, however, to the income on the Class A Certificates.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

         Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

         The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3- 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

         Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Home Equity Loans and any other assets held by the Trust. In such an event, persons providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the
Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

         One such exception applies if the class of equity interests in question is (i) "widely held", (ii) freely transferable, and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition the regulation provides that if at all times more than 75% of the value of classes of equity interests in the Trust are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Trust.

         The DOL has issued to Bear, Stearns & Co. Inc. an individual prohibited transaction exemption from certain of the prohibited transaction rules of ERISA (the "Exemption"), with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The loans covered by the Exemption include home equity loans such as the Home Equity Loans.

         Among the conditions that must be satisfied for the Exemption to apply are the following:

                  (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arms-length transaction with an unrelated party;

                  (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

                  (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

                  (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

                  (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the loans to the Trust Estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by the Trustee and the Servicer represents not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                  (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iii) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the Certificate Insurer, the Underwriters, the Trustee, the Servicer, any obligor with respect to Home Equity Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

         In addition, as of the date hereof, there is no single Home Equity Loan included in the Trust Estate that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Estate. Before purchasing a Class A Certificate based on the Exemption, however, a fiduciary of a Plan should itself confirm (1) that such Certificate constitutes a "certificate" for purposes of the Exemption and (2) that the specific conditions and other requirements set forth in the Exemption would be satisfied.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                     RATINGS

         It is a condition of the issuance of the Class A Certificates that the Class A Certificates receive ratings of "AAA" by Standard & Poor's and "Aaa" by Moody's. The ratings assigned to the Class A Certificates will be based primarily on the claims-paying ability of the Certificate Insurer. Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York and Standard & Poor's, 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates. A security rating is not a recommendation to buy, sell or hold securities.

                         LEGAL INVESTMENT CONSIDERATIONS

         Although the Class A Certificates are expected to be rated "AAA" by Standard & Poor's and "Aaa" by Moody's, the Class A Certificates will not constitute "mortgage related securities" for purposes of SMMEA because a portion of the Home Equity Loans represent second liens. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first home equity loans may not be legally authorized to invest in the Class A Certificates.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Class A Certificates (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount or Percentage Interest of the Class A Certificates set forth opposite its name below:

                             Class A-1 Certificates

      Underwriters                                            Principal Amount

      Bear, Stearns & Co. Inc.                                $
      NatWest Capitl Markets Limited                          $
      Nomura Securities International, Inc.                   $
           Total                                              $


                             Class A-2 Certificates

      Underwriters                                            Principal Amount

      Bear, Stearns & Co. Inc.                                $
      NatWest Capitl Markets Limited                          $
      Nomura Securities International, Inc.                   $
          Total                                               $


                             Class A-3 Certificates

      Underwriters                                            Principal Amount

      Bear, Stearns & Co. Inc.                                $
      NatWest Capitl Markets Limited                          $
      Nomura Securities International, Inc.                   $
          Total                                               $


                             Class A-4 Certificates

      Underwriters                                            Principal Amount

      Bear, Stearns & Co. Inc.                                $
      NatWest Capitl Markets Limited                          $
      Nomura Securities International, Inc.                   $
          Total                                               $


                             Class A-5 Certificates

      Underwriters                                            Principal Amount

      Bear, Stearns & Co. Inc.                                $
      NatWest Capitl Markets Limited                          $
      Nomura Securities International, Inc.                   $
          Total                                               $

                             Class A-6 Certificates

       Underwriters                                           Principal Amount

       Bear, Stearns & Co. Inc.                               $
       NatWest Capitl Markets Limited                         $
       Nomura Securities International, Inc.                  $
           Total                                              $


                             Class A-7 Certificates

       Underwriters                                           Principal Amount

       Bear, Stearns & Co. Inc.                               $
       NatWest Capitl Markets Limited                         $
       Nomura Securities International, Inc.                  $
           Total                                              $


         The Seller has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates offered hereby, if any are purchased. The Depositor has been advised by the Underwriters that they propose initially to offer the Class A Certificates to the public at the respective offering prices set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                           Selling                Reallowance
Class                                    Concession                 Discount

A-1..............................
A-2..............................
A-3..............................
A-4..............................
A-5..............................
A-6..............................
A-7..............................


         After the initial public offering, such prices and discounts may be changed.

         The Depositor has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

         NatWest Capital Markets Limited ("NatWest"), a United Kingdom broker-dealer and a member of the Securities and Futures Authority Limited, has agreed that, as part of the distribution of the Class A Certificates offered hereby and subject to certain exceptions, it will not offer or sell any Class A Certificates within the United States, its territories or possessions or to persons who are citizens thereof or residents therein. The Underwriting Agreement does not limit sales of Class A Certificates offered hereby outside of the United States.

         NatWest has further represented that: (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Class A Certificates to persons in the United Kingdom, except to persons whose activites involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in any offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Class A Certificates to a person who is of the kind described in Article 11(e) of the Financial Services Act of 1986 (Investment Advertisements) (Exceptions) Order 1995 (as amended) or is a person to whom the document can lawfully be issued or pass on.


                                REPORT OF EXPERTS

         The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Seller by Arter & Hadden, Washington, D.C. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Seller and the Depositor by Arter & Hadden. Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriters by Brown & Wood L L P, New York, New York.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

                                                                       Page
Accrual Period..........................................................S-4
Agreement...............................................................S-2
Appraised Values.......................................................S-19
Available Funds........................................................S-34
Backup Servicer........................................................S-15
Balloon Loans..........................................................S-14
Beneficial Owners......................................................S-10
Book-Entry Certificates................................................S-35
Capitalized Interest Account............................................S-9
Carry-Forward Amount...................................................S-34
Cede...................................................................S-10
Certificate Account....................................................S-32
Certificate Insurer.....................................................S-8
Certificate Insurer Default.............................................S-8
Class...................................................................S-1
Class A Certificate Principal Balance..................................S-26
Class A Distribution Amount.............................................S-4
Class A Principal Distribution Amount...................................S-5
Class A-1 Certificates..................................................S-2
Class A-2 Certificates..................................................S-2
Class A-3 Certificates..................................................S-2
Class A-4 Certificates..................................................S-2
Class A-5 Certificates..................................................S-2
Class A-6 Certificates..................................................S-2
Class A-7 Certificates..................................................S-2
Class R Certificates....................................................S-3
Closing Date............................................................S-2
Code...................................................................S-11
Combined Loan-to-Value Ratios..........................................S-22
Compensating Interest..................................................S-47
Coupon Rate.............................................................S-3
CPR....................................................................S-26
Current Interest.......................................................S-34
Custodian..............................................................S-44
Cut-Off Date............................................................S-2
Cut-Off Date............................................................S-*
D&P....................................................................S-54
Daily Collections......................................................S-46
Definitive Certificate.................................................S-35
Delinquency Advances...................................................S-46
Depositor...............................................................S-2
DOL....................................................................S-53
DTC....................................................................S-10
DTC Participants.......................................................S-36
ERISA..................................................................S-53
Excess Subordinated Amount.............................................S-42
Exemption..............................................................S-53
Expense Fee Rate.......................................................S-32
FHLMC..................................................................S-16
Final Determination....................................................S-52
Financial Intermediary.................................................S-35
Fitch..................................................................S-54
FNMA...................................................................S-16
FNMA Guide.............................................................S-45
Funding Period..........................................................S-9
Home Equity Loans.......................................................S-2
Initial Home Equity Loans...............................................S-3
Insurance Policy........................................................S-8
Insured Payment.........................................................S-8
Loan Balance............................................................S-6
Loan Purchase Price....................................................S-43
Maximum Collateral Amount..............................................S-10
Monthly Remittance Date.................................................S-7
Moody's.................................................................S-8
Mortgagor..............................................................S-25
Net Liquidation Proceeds...............................................S-46
Non-REMIC Accounts.....................................................S-11
Notes..................................................................S-19
Original Aggregate Loan Balance........................................S-19
Owners..................................................................S-3
Participants...........................................................S-35
Payment Date............................................................S-4
Percentage Interest....................................................S-32
Plans..................................................................S-53
Preference Amount.......................................................S-7
Pre-Funded Amount.......................................................S-9
Pre-Funding Account.....................................................S-2
Premium Amount..........................................................S-9
Prepayment Assumption..................................................S-26
Prepayments............................................................S-12
Preservation Expenses..................................................S-47
Principal and Interest Account.........................................S-46
Properties..............................................................S-2
Qualified Replacement Mortgage.........................................S-43
Rating Agencies........................................................S-10
Realized Loss..........................................................S-42
Record Date.............................................................S-4
Register...............................................................S-32
Registrar..............................................................S-32
REMIC..................................................................S-11
REMIC Opinion..........................................................S-43
Remittance Period.......................................................S-7
Restricted Group.......................................................S-54
Riegle Act.............................................................S-14
Rules..................................................................S-35
Seller..................................................................S-2
Servicer................................................................S-2
Servicer Termination Events............................................S-48
Servicing Advance......................................................S-46
Servicing Fee...........................................................S-7
SMMEA..................................................................S-11
Specified Subordinated Amount..........................................S-41
Standard and Poors......................................................S-9
Subordinated Amount....................................................S-41
Subordination Deficit..................................................S-42
Subordination Increase Amount..........................................S-41
Subordination Reduction Amount.........................................S-42
Subsequent Cut-Off Date................................................S-13
Subsequent Mortgage Loans...............................................S-2
Subsequent Transfer Agreement..........................................S-13
Subsequent Transfer Date................................................S-9
Sub-Servicers..........................................................S-15
Sub-Servicing Agreements...............................................S-15
Substitution Amount....................................................S-43
Total Available Funds..................................................S-34
Total Monthly Excess Spread............................................S-41
Trust...................................................................S-1
Trust Estate...........................................................S-31
Trustee.................................................................S-2
Underwriters...........................................................S-55
Weighted average life..................................................S-26

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

- -----------------------------------------------------

         No dealer, salesperson or other person has
been authorized to give any information or to
make any representation not contained in this
Prospectus Supplement or the Prospectus and, if
given or made, such information or representation
must not be relied upon as having been authorized
by the Depositor or by the Underwriters. This
Prospectus Supplement and the Prospectus do not
constitute an offer to sell, or a solicitation of an
offer to buy any of the securities offered hereby in
any jurisdiction to any person to whom it is
unlawful to make such offer in such jurisdiction.
Neither the delivery of this Prospectus Supplement
or the Prospectus nor any sale made hereunder
shall, under any circumstances, create any
implication that information herein is correct as of
any time subsequent to the date hereof or that
there has been no change in the affairs of the
Depositor since such date.
                                   ----------
                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

                                                                        Page
Summary..................................................................S-
Risk Factors ............................................................S-
The Seller and Servicer..................................................S-
Use of Proceeds..........................................................S-
The Depositor............................................................S-
The Home Equity Loan Pool................................................S-
Prepayment and Yield Considerations......................................S-
Formation of the Trust and Trust Property................................S-
Additional Information...................................................S-
Description of the Class A Certificates..................................S-
The Certificate Insurer..................................................S-
Credit Enhancement.......................................................S-
The Pooling and Servicing Agreement......................................S-
Federal Income Tax Consequences..........................................S-
ERISA Considerations.....................................................S-
Ratings..................................................................S-
Legal Investment Considerations..........................................S-
Underwriting.............................................................S-
Report of Experts........................................................S-
Certain Legal Matters....................................................S-
Index to Location of Principal Defined Terms............................A-1

                                   PROSPECTUS
Summary of Prospectus.....................................................1
Risk Factors..............................................................6
Description of the Certificates...........................................9
The Trusts...............................................................14
Credit Enhancement.......................................................17
Servicing of the Home Equity Loans and
  Contracts..............................................................21
Administration...........................................................27
Use of Proceeds..........................................................34
The Depositor............................................................34
Certain Legal Aspects of the Mortgage Assets.............................34
Legal Investment Matters.................................................47
ERISA Considerations.....................................................48
Federal Income Tax Consequences..........................................49
Plan of Distribution.....................................................73
Legal Matters............................................................73
Financial Information....................................................73
Index to Location of Principal Defined Terms............................A-1

- -----------------------------------------------------

                                 IMC HOME EQUITY
                                LOAN TRUST 1996-3

                                  $250,000,000


                                   $----------
                             Class A-1 Certificates

                                   $----------
                             Class A-2 Certificates

                                   $----------
                             Class A-3 Certificates

                                   $----------
                             Class A-4 Certificates

                                   $----------
                             Class A-5 Certificates

                                   $----------
                             Class A-6 Certificates

                                   $----------
                             Class A-7 Certificates

                           IMC Home Equity Loan Trust
                                  Series 1996-3


                                   -----------
                              PROSPECTUS SUPPLEMENT
                                   -----------

                            BEAR, STEARNS & CO. INC.

                                 NATWEST CAPITAL
                                     MARKETS
                                     LIMITED.


                                NOMURA SECURITIES
                               INTERNATIONAL, INC.


                                 July ___, 1996